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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Virtu Financial, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Virtu Financial, Inc.
900 Third Avenue, 29th Floor,
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 30, 2017

        Notice is hereby given that the 2017 Annual Meeting of stockholders (the "Annual Meeting") of Virtu Financial, Inc., a Delaware corporation (the "Company", "Virtu" or "we"), will be held on Friday, June 30, 2017 at 9:00 a.m. (Eastern Time) at Virtu Financial, Inc., 900 Third Avenue, 29th Floor, New York, New York 10022.

        We are holding the meeting for the following purposes:

  1.
  to elect two directors to our board of directors, each to serve as a Class II director for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2020 and until such director's successor has been duly elected and qualified;

  2.
  to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2017;

  3.
  to approve the Virtu Financial, Inc. Amended and Restated 2015 Management Incentive Plan (the "Amended Plan"); and

  4.
  to transact any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Only stockholders of record as of the close of business on May 15, 2017 (the "Record Date") will be entitled to attend or vote at the Annual Meeting or any adjournment or postponement thereof.

        To make it easy to vote, Internet and telephone voting are available. The instructions for voting are on the proxy card.

        If you hold your shares through a bank, broker or other holder of record, please follow the voting instructions you received from the holder of record.

        If you plan to attend the Annual Meeting and you are a registered stockholder, please bring a valid, government-issued photo identification (such as a driver's license or a passport). If you are the beneficial owner of shares held in "street name" through a bank, broker or other intermediary, in addition to a government-issued photo identification, you should bring proof of ownership of our common stock as of the Record Date. A recent brokerage statement or a letter from your bank, broker or other intermediary that shows your ownership of Virtu common stock as of the Record Date are examples of proof of ownership.

        Use of cameras, recording devices, computers, and other electronic devices, such as smartphones and tablets, will not be permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting.

        Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we hope you will vote your shares as soon as possible. Please mark, sign, date, and return the accompanying proxy card or voting instruction form in the postage-paid envelope or instruct us by telephone or via the Internet as to how you would like your shares voted. Instructions are included on the proxy card and voting instruction form.

By Order of the Board of Directors
/s/ VINCENT VIOLA Vincent Viola Founder, Executive Chairman and Chairman of the Board of Directors

New York, New York
May 19, 2017

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON June 30, 2017: Virtu's Proxy Statement, Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the amendment to the Annual Report on Form 10-K/A are also available at http://www.astproxyportal.com/ast/20043/.

i

VIRTU FINANCIAL, INC.
PROXY STATEMENT
2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 30, 2017

GENERAL INFORMATION

        We are making this proxy statement available to our stockholders on or about May 19, 2017 in connection with the solicitation of proxies by our board of directors for the Annual Meeting, which will be held on Friday, June 30, 2017 at 9:00 a.m. (Eastern Time) at Virtu Financial, Inc., 900 Third Avenue, 29th Floor, New York, New York 10022. As a stockholder of Virtu, you are invited to attend the Annual Meeting and are entitled and encouraged to vote on the proposals described in this proxy statement. Below are answers to common questions stockholders may have about the Annual Meeting. Our fiscal year ends on December 31.

        We have four classes of authorized common stock. The Class A common stock and the Class C common stock have one vote per share. The Class B common stock and the Class D common stock have 10 votes per share. Shares of our common stock generally vote together as a single class on all matters submitted to a vote of our stockholders.

        TJMT Holdings LLC (the "Founder Member"), an affiliate of Mr. Vincent Viola, our founder and Executive Chairman, and other members of the Viola family, holds all of our issued and outstanding Class D common stock and controls approximately 92.7% of the combined voting power of our outstanding common stock. As a result, it is able to control any action requiring the general approval of our stockholders, including the election of our board of directors, the adoption of amendments to our certificate of incorporation and bylaws and the approval of any merger or sale of substantially all of our assets.

What information is included in this proxy statement?

        The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our board of directors and board committees, the compensation of current directors and certain executive officers for the year ended December 31, 2016, and other information.

What are the Proxy Materials?

        The "Proxy Materials" are this proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the amendment to the Annual Report on Form 10-K/A.

Why did I receive a one-page notice in the mail regarding the Internet availability of the Proxy Materials instead of a full set of the Proxy Materials?

        Pursuant to rules adopted by the SEC, we have elected to provide access to our Proxy Materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders. All stockholders will have the ability to access the Proxy Materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive an electronic copy or printed set of the Proxy Materials. Instructions on how to access the Proxy Materials over the Internet or to request an electronic copy or printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive the Proxy Materials in printed form by mail or electronically by email on an ongoing basis.

What items will be voted on at the Annual Meeting and how does the board of directors recommend that I vote?

        There are three proposals to be voted on at the Annual Meeting:

  1.
  the election of two directors to our board of directors, each to serve as a Class II director for a three-year term and until such director's successor has been duly elected and qualified ("Proposal 1");

  2.
  the ratification of the appointment of Deloitte & Touche LLP ("Accounting Firm") as our independent registered public accounting firm for our current fiscal year ending December 31, 2017 ("Proposal 2"); and

  3.
  to approve the Amended Plan ("Proposal 3").

        The board of directors recommends that you vote FOR the three proposals.

        Our amended and restated bylaws (our "bylaws") provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. We have not received any such proposals. We do not anticipate any other matters will come before the Annual Meeting. If any other matter comes before the Annual Meeting, the proxy holders appointed by our board of directors will have discretion to vote on those matters.

Who may vote at the meeting?

        Holders of Class A common stock, Class C common stock and Class D common stock, together as a single class, as of the close of business on May 15, 2017, the Record Date, may vote at the Annual Meeting.

How many votes do I have?

        As of the Record Date, there were:

  •
  40,667,276 shares of Class A common stock outstanding;

  •
  19,081,435 shares of Class C common stock outstanding; and

  •
  79,610,490 shares of Class D common stock outstanding.

        There are no shares of Class B common stock outstanding.

        Holders of Class A common stock are entitled to one vote per share of Class A common stock held as of the Record Date. Holders of Class C common stock are entitled to one vote per share of Class C common stock held as of the Record Date. Holders of Class D common stock are entitled to ten votes per share of Class D common stock held as of the Record Date.

What vote is required for each proposal?

        For the election of directors, each director must be elected by a plurality of the votes cast. This means that the two nominees receiving the largest number of "FOR" votes will be elected as directors. We do not have cumulative voting.

        The ratification of our independent registered public accounting firm, the approval of the Amended Plan and any other proposals that may come before the Annual Meeting will be determined by the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon.

        The Founder Member controls approximately 92.7% of the combined voting power of our outstanding common stock and, as a result, controls any action requiring the general approval of our stockholders, including the election of our board of directors. The Founder Member has informed us that it intends to vote "FOR" the two nominated directors, the ratification of the appointment of the Accounting Firm as our independent registered public accounting firm for our current fiscal year ending December 31, 2017 and the approval of the Amended Plan.

How are abstentions and broker non-votes counted?

        Abstentions (shares present at the meeting in person or by proxy that are voted "abstain") and broker non-votes (explained below) are counted for the purpose of establishing the presence of a quorum but are not counted as votes cast in respect of the two proposals to be voted on at the Annual Meeting.

What constitutes a "quorum"?

        The holders of a majority of the voting power of the combined shares of Class A common stock, Class B common stock, Class C common stock and Class D common stock issued, outstanding and entitled to vote, either in person or represented by proxy, constitute a quorum.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

  •
  Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are a stockholder of record.

  •
  Beneficial Owner of Shares Held in Street Name.  If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in street name. The organization holding your account is considered the stockholder of record. As a beneficial owner, you have the right to direct the organization holding your account on how to vote the shares you hold in your account.

How do I vote?

  •
  Vote by Internet. Visit www.voteproxy.com to vote via the Internet.  Stockholders of record may submit proxies over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or, if printed copies of the Proxy Materials were requested, the instructions on the printed proxy card. Most beneficial stockholders may vote by accessing the website specified on the voting instructions forms provided by their brokers, trustees, banks or other nominees. Please check your voting instruction form for Internet voting availability.

  •
  Vote by Telephone. Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Stockholders of record may submit proxies using any touch-tone telephone from within the United States by following the instructions on the Notice of Internet Availability of Proxy Materials or, if printed copies of the Proxy Materials were requested, the instructions on the printed proxy card. Most beneficial owners may vote using any touch-tone telephone from within the United States by calling the number specified on the voting instruction forms provided by their brokers, trustees, banks or other nominees.

  •
  Vote by Mail.  Stockholders of record may submit proxies by mail by requesting printed proxy cards and completing, signing and dating the printed proxy cards and mailing them in the pre-addressed envelopes that will accompany the printed Proxy Materials. Beneficial owners may vote by completing, signing and dating the voting instruction forms provided and mailing them in the pre-addressed envelopes accompanying the voting instruction forms. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the board of directors. If you are a beneficial owner and you return your signed voting instruction form but do not indicate your voting preferences, please see "How are abstentions and broker non-votes counted?" regarding whether your broker, bank or other holder of record may vote your uninstructed shares on a particular proposal.

  •
  Vote in Person at the Annual Meeting.  All stockholders as of the close of business on the Record Date can vote in person at the Annual Meeting. You can also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner, you must obtain a legal proxy from your broker, bank, or other holder of record and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also vote either by telephone, by Internet, or by mail so that your vote will be counted if you decide not to attend.

Can I change my vote after submitting a proxy?

        Stockholders of record may revoke their proxy at any time before it is exercised at the Annual Meeting by (i) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked to Virtu Financial, Inc., 900 Third Avenue, 29th Floor, New York, New York 10022, Attn: Secretary, (ii) submitting a later-dated proxy relating to the same shares by mail, telephone or the Internet prior to the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person. If you are a beneficial stockholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.

If I hold shares in street name through a broker, can the broker vote my shares for me?

        If you hold your shares in street name and you do not vote, the broker or other organization holding your shares can vote on certain "routine" proposals but cannot vote on other proposals. Proposal 1 (election of directors) is not considered a "routine" proposal. Proposal 2 (ratification of our independent registered public accounting firm) is a "routine" proposal. Proposal 3 (approval of the Amended Plan) is not considered a "routine" proposal. If you hold shares in street name and do not vote on Proposal 1 or Proposal 3, your shares will not be voted in respect of Proposal 1 or Proposal 3 and will be counted as "broker non-votes."

Who is paying for this proxy solicitation?

        We are paying the costs of the solicitation of proxies. Members of our board of directors and officers and employees may solicit proxies by mail, telephone, fax, email or in person. We will not pay directors, officers or employees any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks or similar entities representing street name holders for their expenses in forwarding Proxy Materials to their customers who are street name holders and obtaining their voting instructions.

What do I need to do if I want to attend the meeting?

        You will need to provide evidence that you are a stockholder as of the Record Date. If you plan to attend the Annual Meeting and you are a registered stockholder, please bring a valid, government-issued photo identification (such as a driver's license or a passport). If you are the beneficial owner of shares held in "street name" through a bank, broker or other intermediary, in addition to government-issued photo identification, you should bring proof of ownership of our common stock as of the Record

Date. A recent brokerage statement or a letter from your bank, broker or other intermediary that shows your ownership of our common stock as of the Record Date are examples of proof of ownership.

        Use of cameras, recording devices, computers, and other electronic devices, such as smartphones and tablets, will not be permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting.

Where can I find voting results?

        Final voting results from the Annual Meeting will be filed with the Securities and Exchange Commission ("SEC") on a Current Report on Form 8-K within four business days of the Annual Meeting (including the Annual Meeting date).

I share an address with another stockholder. Why did we receive only one set of Proxy Materials?

        We may satisfy SEC rules regarding delivery of our Proxy Materials, including our proxy statement, or delivery of the Notice of Internet Availability of Proxy Materials by delivering a single copy of these documents to an address shared by two or more stockholders. This process is known as "householding." To the extent we have done so, we have delivered only one set of the Proxy Materials or one Notice of Internet Availability of Proxy Materials, as applicable, to stockholders who share an address with another stockholder, unless contrary instructions were received prior to the mailing date. We undertake to promptly deliver, upon written or oral request, a separate copy of our proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and/or our Notice of Internet Availability of Proxy Materials, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. To make such a request, please follow the instructions on our Notice of Internet Availability of Proxy Materials.

        If your shares are held by a brokerage firm or bank and you prefer to receive separate copies of our proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and/or our Notice of Internet Availability of Proxy Materials, either now or in the future, please contact your brokerage firm or bank. If your brokerage firm or bank is unable or unwilling to assist you, please contact us at our executive office or by calling our offices at (212) 418-0100. Stockholders sharing an address who are receiving multiple copies of the Proxy Materials and/or our Notice of Internet Availability of Proxy Materials may do so by contacting our Investor Relations department at our executive office or by calling our offices at (212) 418-0100.

Whom should I contact if I have additional questions?

        You can contact our Investor Relations department, at (212) 418-0100 or at our executive office. Stockholders who hold their shares in street name should contact the organization that holds their shares for additional information on how to vote.

        We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. These filings are available on the Investor Relations page of our corporate website at www.virtu.com. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including financial statements and schedules and amendments thereto filed with the SEC, are also available without charge to stockholders upon written request addressed to:

 Virtu Financial, Inc.
Attn: Investor Relations
900 Third Avenue, New York
New York 10022

PROPOSAL 1: ELECTION OF DIRECTORS

        At the Annual Meeting, stockholders will vote to elect the two nominees named in this proxy statement as Class II directors. Each of the Class II directors elected at the Annual Meeting will hold office until the 2020 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. Our board of directors has nominated Douglas A. Cifu and John F. (Jack) Sandner to serve as Class II directors for terms expiring at the 2020 Annual Meeting of Stockholders and until each of their successors has been duly elected and qualified. The persons named as proxies will vote to elect Messrs. Cifu and Sandner unless a stockholder indicates that his or her shares should be withheld with respect to one or both of such nominees.

        In the event that any nominee for Class II director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote the proxies in their discretion for any nominee who is designated by the current board of directors to fill the vacancy. All the nominees are currently serving as directors and we do not expect that the nominees will be unavailable or will decline to serve.

        Our board of directors recommends that you vote FOR each of the nominees for our board of directors in this Proposal 1.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

        The following table sets forth certain information about our directors and executive officers as of the date of this proxy statement.

Name	Age	Position
Vincent Viola	61	Founder, Executive Chairman and Chairman of the Board of Directors
Douglas A. Cifu	51	Chief Executive Officer and Director
Joseph Molluso	48	Executive Vice President and Chief Financial Officer
Venu Palaparthi	47	Senior Vice President, Compliance, Regulatory and Government Affairs
General John Philip Abizaid (Ret.)	66	Director
William F. Cruger, Jr.	58	Director
John D. Nixon	61	Director
Christopher C. Quick	59	Director
John F. (Jack) Sandner	75	Director
Michael T. Viola	30	Director

        Set forth below is a brief biography of each of our executive officers and directors.

Directors

Class II Directors

        The term of the following two Class II directors will expire at the 2017 Annual Meeting of Stockholders. Messrs. Cifu and Sandner are the only nominees for election at the Annual Meeting, for a term that will expire at the 2020 Annual Meeting of Stockholders and until his successor has been duly elected and qualified.

        Douglas A. Cifu has been our Chief Executive Officer and a member of our board of directors since November 2013. He previously served as Virtu Financial's President and Chief Operating Officer and has served on its board of directors since co-founding the firm in April 2008. Prior to co-founding Virtu, Mr. Cifu was a partner at the international law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP, where he practiced corporate law from 1990 to 2008. Mr. Cifu also serves on the board of directors of Independent Bank Group, Inc., a regional bank holding company. Mr. Cifu completed his J.D. at Columbia Law School in 1990 and received his B.A. from Columbia University in 1987, from which he graduated magna cum laude. Mr. Cifu's experience as a corporate attorney provides us with valuable insight regarding acquisitions, debt financings, equity financings and public markets.

        John F. (Jack) Sandner became a member of our board of directors in April 2015 and has been a member of Virtu Financial's board of directors since November 2011. Mr. Sandner has served as a member of the board of directors of CME Group Inc. since 1978 and has been a member of CME for more than 30 years. He also served as Special Policy Advisor from 1998 to 2005. Previously, he served as Chairman of the board of CME Group Inc. for 13 years. Mr. Sandner has served as Chairman of E*Trade Futures, LLC since 2003. Mr. Sandner previously served as President and CEO of RB&H Financial Services, L.P., a futures commission merchant and clearing firm ("RB&H Financial Services"), from 1985 to 2003. RB&H Financial Services is now a division of MF Global. Mr. Sandner serves as a consultant to RB&H Financial Services. Mr. Sandner currently serves on the board of the National Futures Association and serves as one of our board representatives on the Dubai Mercantile Exchange. Mr. Sandner currently serves on the board of CME Group Inc. and Echo Global

Logistics, Inc. and previously served on the board of Click Commerce Inc. Mr. Sandner's extensive business experience in the electronic market making business and his previous service on the boards of other public companies adds significant value to our board of directors.

Class III Directors

        The term of the following three Class III directors will expire at the 2018 Annual Meeting of Stockholders.

        General John Philip Abizaid (Ret.) became a member of our board of directors in April 2015 and has been a member of Virtu Financial's board of directors since July 2011. Since 2007, Gen. Abizaid has served as an international business and leadership consultant. Gen. Abizaid retired from the U.S. Army in 2007 after 34 years of service, during which time he rose from an infantry platoon leader to become a four-star general and the longest-serving commander of U.S. Central Command. During his distinguished career, his command assignments ranged from infantry combat to delicate international negotiations. Gen. Abizaid serves as the Distinguished Chair of the Combating Terrorism Center at West Point. He has been a member of the Council on Foreign Relations and the International Institute for Strategic Studies, and served as a Director of the George Olmsted Foundation. In addition to serving on our board, Gen. Abizaid serves on the board of directors for USAA and RPM, Inc. Gen. Abizaid's extensive international, military and governmental experience and previous service on the boards of other companies adds significant value to our board of directors and to our Company.

        John D. Nixon became a member of our board of directors in May 2015. Mr. Nixon has more than 30 years of international experience in the interdealer broker industry with ICAP plc ("ICAP") and, previously, with Tullett Prebon. He served as a non-executive director of ICAP from 1998 to 2002 and was appointed an executive director in May 2008. Mr. Nixon was a member of ICAP's Global Executive Management Group since 2003 with responsibility, over that period, for business divisions and strategic acquisitions. He represented the ICAP Americas businesses to the ICAP board, was chairman of the i-Swap business and had been responsible for the implementation of the ICAP Swap Execution Facility. Mr. Nixon holds a degree in Commerce from Queen's University, Ontario. On March 31, 2015, Mr. Nixon retired from the ICAP board. In addition to serving on our board, Mr. Nixon serves as a Senior Advisor to Teneo Holdings. Mr. Nixon's extensive business experience in the interdealer broker industry adds significant value to our board of directors.

        Michael T. Viola became a member of our board of directors in April 2016. Mr. Viola previously served the Company in a variety of roles since 2011, most recently as a senior trader focused on foreign exchange products and global commodities. Mr. Viola currently serves as the President of the Viola family's private investment office, located in New York City. In addition, Mr. Viola is a member of the board of directors of Independent Bank Group, Inc., which he joined in February 2013. Mr. Viola also served on the board of a family-founded nonprofit organization focused on Catholic education initiatives in inner-city communities from 2010 to 2011. Mr. Viola's significant experience in electronic market making and his experience as the director of another public company adds significant value to our board of directors.

Class I Directors

        The term of the following two Class I directors will expire at the 2019 Annual Meeting of Stockholders.

        William F. Cruger, Jr. became a member of our board of directors in April 2015 and has been a member of our board of directors of Virtu Financial LLC ("Virtu Financial") since February 2015. He was most recently Vice Chairman of Investment Banking at J.P. Morgan and Co., where he was responsible for key client relationships on a global basis. Previously, Mr. Cruger held a number of senior positions at J.P. Morgan, including Managing Director in the Financial Institutions group from

1996 to 2011. During this time, he also oversaw the rationalization of the firm's private equity investments in trading platforms and related ventures at Lab Morgan from 2000 to 2001. Prior to this, Mr. Cruger ran the firm's investment banking practices in Japan from 1991 to 1996, Latin America from 1989 to 1991 and Emerging Asia from 1984 to 1988. Mr. Cruger currently serves on the board of MarketAxess Holdings Inc. and People's United Financial, Inc., and has previously served on the boards of Archipelago Holdings, Inc., CreditTrade, Inc. and Capital IQ, Inc. He has an M.B.A. from Columbia University and a B.A. from Clark University. Mr. Cruger's extensive experience in financial markets and financial leadership adds significant value to our board of directors.

        Christopher C. Quick became a member of our board of directors in April 2016. Mr. Quick has more than 30 years of experience in the securities and financial services industries. He is the former CEO of Banc of America Specialist, Inc., a wholly-owned subsidiary of Bank of America Corporation and member firm of the New York Stock Exchange ("NYSE"). He is also a past Vice Chairman of Global Wealth and Investment Management with Bank of America. From 1982 to 2004, he served as Chairman and Chief Executive Officer of Q&R Specialist, JJC Specialist and Fleet Specialists where he remained following the firm's acquisition by Bank of America Corporation. He is a member of the board of directors of The Alfred E. Smith Memorial Foundation Inc. and Mutual of America. He is also a former member of the NYSE Board of Directors, the board of directors of KCG and the Board of Trustees for the Boys Club of New York. Mr. Quick received a B.S. in Finance from Fairfield University in 1979. Mr. Quick's qualifications to serve on our board of directors include his significant experience in the financial services and securities industries, including in the specialist business, and in senior leadership roles and his substantial experience with post-merger and acquisition integration matters.

        Vincent Viola is our founder and has served as our Executive Chairman since November 2013. He is also the Chairman of our board of directors. He previously served as Chief Executive Officer and Chairman of the board of directors of Virtu Financial and its predecessors since April 2008. Mr. Viola is one of the nation's foremost leaders in electronic trading. He was the founder of Virtu Financial Operating LLC ("Virtu East") in 2008, a founder of Madison Tyler Holdings, LLC ("Madison Tyler Holdings") in 2002 and the former Chairman of the New York Mercantile Exchange ("NYMEX"). Mr. Viola started his career in the financial services industry on the floor of the NYMEX and became Vice Chairman from 1993 to 1996 and Chairman from 2001 to 2004. Mr. Viola graduated from the U.S. Military Academy at West Point in 1977. He later graduated from the U.S. Army Airborne, Infantry and Ranger Schools and served in the 101st Airborne Division. In 1983, he graduated from New York Law School. Mr. Viola's extensive business experience in the financial services industry provides our board of directors with valuable knowledge and experience in the electronic trading and market making business. In addition, as our founder, Mr. Viola has successfully led Virtu since its inception and provides our board of directors with valuable insight regarding strategic decisions and the future direction of our Company.

Executive Officers

        Joseph Molluso has been our Executive Vice President and Chief Financial Officer since November 2013. Prior to joining Virtu, Mr. Molluso was a Managing Director in Investment Banking at J.P. Morgan from March 2006 to November 2013, where he provided strategic advice to financial institutions with a focus on market structure related companies. Mr. Molluso started his career as an investment banker specializing in financial services companies in 1997 at Donaldson, Lufkin & Jenrette and its successor, Credit Suisse, where he helped establish the global financial technology group. Mr. Molluso received his M.B.A. from New York University in 1997 and his B.B.A. from Pace University in 1991.

        Venu Palaparthi has been our Senior Vice President for Compliance, Regulatory and Government Affairs since December 2014. Mr. Palaparthi also serves as Chief Executive Officer of our two registered broker-dealers. Between 2011 and 2014, Mr. Palaparthi served as an officer at The NASDAQ Stock Market LLC ("NASDAQ") in the Global Trading and Market Services division. While at NASDAQ, he was CEO of NASDAQ's broker-dealer subsidiaries—Nasdaq Execution Services LLC, Execution Access LLC and NPM Securities LLC. Mr. Palaparthi was responsible for regulatory compliance for Transaction Services U.S. and led various market structure and post-execution initiatives for NASDAQ's U.S. marketplaces. Prior to NASDAQ, Mr. Palaparthi was Chief Compliance Officer of Instinet LLC ("Instinet") between 2008 and 2011. From 2000 to 2008, Mr. Palaparthi worked in a variety of functions at Instinet including Head of Business Audit and Technology Compliance Officer. Mr. Palaparthi started his career as an analyst at Reuters in 1994. Mr. Palaparthi received his M.B.A. from The University of Texas at Arlington in 1994. He earned a dual degree—BE (Honors) in Computer Science and M.Sc. (Honors) in Economics—from Birla Institute of Technology and Science in Pilani, India.

Board Composition

        Our board of directors consists of eight directors. Subject to the closing of the proposed acquisition of KCG Holdings, Inc., as described in the "Related Party Transactions Policies and Procedures" section of this proxy statement, we expect to expand our board to include two additional directors. In accordance with our amended and restated certificate of incorporation and bylaws, the number of directors on our board of directors will be determined from time to time by the board of directors but shall not be less than three persons nor more than 20 persons.

        Each director is to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Vacancies and newly created directorships on the board of directors may be filled at any time by the remaining directors. In addition, at any point prior to the occurrence of the time at which the Founder Member or any of its affiliates or permitted transferees no longer beneficially own shares representing 25% of our issued and outstanding common stock (the "Triggering Event"), vacancies on the board of directors may also be filled by the affirmative vote of a majority of our outstanding shares of common stock.

        Until the Triggering Event occurs, any director may be removed with or without cause by the affirmative vote of a majority of our outstanding shares of common stock. Thereafter, directors may be removed only for cause by the affirmative vote of at least 75% of our outstanding shares of common stock. At any meeting of the board of directors, except as otherwise required by law, a majority of the total number of directors then in office will constitute a quorum for all purposes.

        Our amended and restated certificate of incorporation provides that the board of directors is divided into three classes of directors, with staggered three-year terms, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of the board of directors will be elected each year.

Controlled Company Status

        As the Founder Member currently controls more than 50% of our combined voting power, we are considered a "controlled company" for the purposes of NASDAQ rules and corporate governance standards. As a "controlled company," we are permitted and have elected not to comply with certain NASDAQ corporate governance requirements, including those that would otherwise require our board of directors to have a majority of independent directors and require that we either establish a Compensation and Nominating and Corporate Governance Committees, each comprised entirely of independent directors, or otherwise ensure that the compensation of our executive officers and nominees for directors are determined or recommended to the board of directors by the independent members of the board of directors.

Director Independence

        Our board of directors has determined that Messrs. Cruger, Nixon, Quick and Sandner are each "independent directors" as such term is defined by the applicable rules and regulations of NASDAQ.

Family Relationships of Directors and Executive Officers

        Other than Michael T. Viola, who is the son of Vincent Viola, our founder and Executive Chairman, none of the current directors or officers, or nominees for director, is related to any other officer or director of the Company or to any nominee for director.

Board of Directors Leadership Structure

        We currently separate the roles of chairman of the board of directors and chief executive officer. Mr. Viola serves as chairman of our board of directors. This structure enables the board of directors to effectively exercise its role in oversight of Virtu while allowing our Chief Executive Officer to focus on the management of the day-to-day conduct of our business. The board may review and change its leadership structure in the future.

Board of Directors Role in Risk Oversight

        It is the duty of our board of directors to serve as a prudent fiduciary for stockholders and to oversee the management of our Company.

        Our Audit Committee, under powers delegated to it by our board of directors, is responsible for discussing with management the major financial, legal, compliance and other significant risks. Our Audit Committee works directly with members of senior management and our internal audit team to review and assess our risk management initiatives. In addition, the Audit Committee meets as appropriate (i) as a committee to discuss our risk management policies and exposures and (ii) with our independent auditors to review our internal control environment and potential significant risk exposures.

        Our Compensation Committee oversees the management of risks relating to our executive compensation programs and employee benefit plans. In fulfilling its duties, the Compensation Committee reviews at least annually our executive compensation programs, meets regularly with management to understand the financial, human resources and stockholder implications of compensation decisions and reports as appropriate to our board of directors.

        The Nominating and Corporate Governance Committee oversees the management of risks relating to our corporate governance structure and director selection process.

        Our board of directors as a whole also engages in the oversight of risk in various ways. It sets goals and standards for our employees, officers and directors. During the course of each year, our board of directors reviews the structure and operation of various of our departments and functions. In these reviews, our board of directors discusses with management material risks affecting those departments and functions and management's approach to mitigating those risks. Our board of directors also reviews and approves management's operating plans and any risks that could affect the results of those operating plans. In its review and approval of Annual Reports on Form 10-K (including any amendments thereto), our board of directors reviews our business and related risks, including as described in the "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the reports. The Audit Committee reviews these risks quarterly in connection with the preparation of Quarterly Reports on Form 10-Q.

        When our board of directors reviews particular transactions and initiatives that require its approval, or that otherwise merit its involvement, it generally includes related analysis and risk mitigation plans among the matters addressed with senior management. The day-to-day identification and management of risk is the responsibility of our management. As the market environment, industry practices, regulatory requirements and our business evolve, we expect that senior management and our board of directors will respond with appropriate risk mitigation strategies and oversight.

Board and Committee Meetings; Annual Meeting Attendance

        During the year ended December 31, 2016:

  •
  the board of directors held eight meetings and acted by written consent seven times;

  •
  the Audit Committee held seven meetings and did not act by written consent;

  •
  the Nominating and Corporate Governance Committee held two meetings and did not act by written consent; and

  •
  the Compensation Committee held three meetings and did not act by written consent.

        In the year ended December 31, 2016, no member of our board of directors attended fewer than 75% of the aggregate of: (i) the total number of meetings of the board of directors (held during the period for which he or she has been a director) and (ii) the number of meetings held by all committees of the board of directors (during the periods that he or she served on such committees).

        According to our Corporate Governance Guidelines, our directors are expected to attend the annual meeting of stockholders, meetings of the board of directors and meetings of committees on which they serve and to spend the time needed, and meet as frequently as necessary, to properly discharge their responsibilities. Directors are expected to review meeting materials prior to board of director and committee meetings and, when possible, should communicate in advance of meetings any questions or concerns that they wish to discuss so that management will be prepared to address the same. Each director's attendance at, and preparation for, board of director meetings and meetings of committees on which they serve shall be considered by the Nominating and Corporate Governance Committee when recommending director nominees.

Board Committees

        Our board of directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Under the rules of NASDAQ, the membership of the Audit Committee is required to consist entirely of independent directors. As a controlled company, we are not required to have fully independent Compensation and Nominating and Corporate Governance Committees. The following is a brief description of our committees.

Audit Committee

        Our Audit Committee assists the board of directors in monitoring the audit of our financial statements, our independent auditors' qualifications and independence, the performance of our audit function and independent auditors and our compliance with legal and regulatory requirements. Our Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the Audit Committee. Our Audit Committee also reviews and approves related party transactions as required by the rules of NASDAQ. Our board of directors has adopted a written charter for the Audit Committee, which is available on our corporate website at http://ir.virtu.com/corporate-governance.cfm. The information on our website is not part of this proxy statement.

        Messrs. Cruger, Quick and Sandner are the members of our Audit Committee. The board of directors has determined that Mr. Cruger qualifies as an "audit committee financial expert" as such term is defined in Item 401(h) of Regulation S-K and that each of Messrs. Cruger, Quick and Sandner are "independent" for purposes of Rule 10A-3 of the Exchange Act and under the listing standards of NASDAQ. The designation of "audit committee financial expert" does not impose on Mr. Cruger any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our board of directors.

Compensation Committee

        Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our directors and employees and is responsible for approving the compensation of our Chief Executive Officer and other executive officers. Our Compensation Committee will also administer the issuance of awards under the Virtu Financial, Inc. 2015 Management Incentive Plan (the "2015 Plan"), and in the event it is approved, the Amended Plan. Our board of directors has adopted a written charter for the Compensation Committee, which is available on our corporate website at http://ir.virtu.com/corporate-governance.cfm. The information on our website is not part of this proxy statement.

        Messrs. Abizaid, Nixon and Sandner are the members of our Compensation Committee. Because we are a "controlled company" under the rules of NASDAQ, our Compensation Committee is not required to be fully independent, although if such rules change in the future or we no longer meet the definition of a controlled company under the current rules, we will adjust the composition of the Compensation Committee accordingly in order to comply with such rules.

Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee selects or recommends that the board of directors select candidates for election to our board of directors, develops and recommends to the board of directors corporate governance guidelines that are applicable to us and oversees board of director and management evaluations. In addition, our Nominating and Corporate Governance Committee recommends to our board of directors for approval director nominees, consistent with our director qualifications criteria and any obligations under its contractual arrangements. Our board of directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at http://ir.virtu.com/corporate-governance.cfm. The information on our website is not part of this proxy statement.

        Messrs. Abizaid and Viola are the members of our Nominating and Corporate Governance Committee. Because we are a "controlled company" under the rules of NASDAQ, our Nominating and Corporate Governance Committee is not required to be fully independent, although if such rules change in the future or we no longer meet the definition of a controlled company under the current rules, we will adjust the composition of the Nominating and Corporate Governance Committee accordingly in order to comply with such rules.

Policy Regarding Director Nominations

        Our Nominating and Corporate Governance Committee utilizes a broad approach for identification of director nominees and may seek recommendations from our directors, officers or stockholders and/or engage a search firm. In evaluating and determining whether to ultimately recommend a person as a candidate for election as a director, the Nominating and Corporate Governance Committee evaluates all factors which it deems appropriate, including the number of current directors, as well as the qualifications set forth in our Corporate Governance Guidelines, including the highest personal and professional ethics, integrity, high performance standards and history of achievements, and ability to provide wise and thoughtful counsel on a broad range of issues. It also takes into account specific characteristics and expertise that it believes will enhance the diversity of knowledge, expertise, background and personal characteristics of our board of directors.

        The Nominating and Corporate Governance Committee may engage a third party to conduct or assist with this evaluation. Ultimately, the Nominating and Corporate Governance Committee seeks to recommend to the board of directors those nominees whose specific qualities, experience and expertise will augment the current board of directors' composition and whose past experience evidences that they will: (1) dedicate sufficient time, energy and attention to ensure the diligent performance of board duties; (2) comply with the duties and responsibilities set forth in our Corporate Governance Guidelines and in our bylaws; (3) comply with all duties of care, loyalty and confidentiality applicable to them as directors of publicly traded corporations organized in Delaware; and (4) adhere to our Code of Conduct and Ethics.

        In its discretion, the Nominating and Corporate Governance Committee will also consider recommendations of qualified nominees by stockholders by evaluating the same factors as described above.

        In addition to the board process described above, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must meet certain deadlines established by our by-laws and provide certain information required by our bylaws. For a description of the process for nominating directors in accordance with our bylaws, see "Additional Information" on page 52 of this proxy statement.

Communication with the Board of Directors

        Any stockholder or other interested parties who would like to communicate with our board of directors, the independent directors as a group or any specific member or members of our board of directors should send such communications to the attention of our Secretary, at Virtu Financial, Inc., 900 Third Avenue, New York, New York 10022. Communications should contain instructions on which member or members of the board of directors the communication is intended for, if applicable. In general, such communication will be forwarded to the intended recipients. However, the Secretary may, in his discretion, decline to forward any communications that are abusive, threatening or otherwise inappropriate.

Compensation Committee Interlocks and Insider Participation

        During the year ended December 31, 2016, no member of the Compensation Committee was one of our officers or employees. None of our executive officers serves on the Compensation Committee or board of directors of any other company of which any of the members of our Compensation Committee or any of ours directors is an executive officer.

Code of Conduct and Ethics

        We have adopted a code of conduct and ethics applicable to our employees, officers and directors. A copy of that code is available on our corporate website at http://ir.virtu.com/corporate-governance.cfm. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The information on our website is not part of this proxy statement.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table shows the compensation earned by our founder and Executive Chairman, our principal executive officer and our two most highly compensated executive officers who were serving as executive officers as of December 31, 2016, whom we refer to collectively as our "named executive officers," for the fiscal years ended December 31, 2016, 2015 and 2014.

Name and Principal Position	Year	Salary($)	Bonus($)		Stock Awards($)		Option Awards($)(1)	All Other Compensation($)		Total ($)(2)
Vincent Viola	2016	—	—		—		—	—		—
Founder and Executive	2015	—	—		—		8,201,481	—		8,201,481
Chairman	2014	—	—		—		—	—		—
Douglas A. Cifu	2016	1,000,000	—		—		—	86,089	(3)	1,086,089
Chief Executive Officer	2015	1,000,000	—		—		1,182,195	56,621	(3)	2,238,816
	2014	1,000,000	—		—		—	41,774	(3)	1,041,774
Joseph Molluso	2016	500,000	750,000		735,415	(4)	—	—		1,985,415
Executive Vice President	2015	500,000	650,000		639,606	(4)	177,329	—		1,966,935
and Chief Financial	2014	500,000	400,000		289,634	(5)	—	—		1,189,634
Officer
Venu Palaparthi	2016	300,000	316,667		179,768	(4)	—	—		796,435
Senior Vice President,	2015	300,000	368,500		178,598	(4)	73,887	—		920,985
Compliance, Regulatory	2014	17,307	600,000	(6)	482,723	(7)	—	—		1,100,030
and Government Affairs

(1)
The amounts reported in this column represent the grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to the grant of stock option awards. Assumptions used in calculating these amounts are described in Note 14 of the Company's audited financial statements for the fiscal year ended December 31, 2016 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(2)
All amounts set forth in this table for fiscal year 2014 were paid by Virtu Financial.

(3)
This amount represents the cost of providing transportation services to Mr. Cifu.

(4)
This amount represents the grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to (i) the grant of restricted stock units and (ii) fully vested shares of our Class A common stock. Assumptions used in calculating these amounts are described in Note 14 of the Company's audited financial statements for the fiscal year ended December 31, 2016 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(5)
This amount represents the grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to the grant of fully vested Class A-2 profits interests in a vehicle managed by our founder whose equityholders are certain directors and key employees ("Virtu Employee Holdco") granted on December 31, 2014. In connection with our initial public offering, the Class A-2 profits interests in Virtu Employee Holdco were reclassified into common units of Virtu Employee Holdco. Assumptions used in calculating this amount are described in Note 14 of the Company's audited financial statements for the fiscal year ended December 31, 2016 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(6)
This amount represents a one-time starting bonus of $200,000 and a year-end cash bonus of $400,000.

(7)
This amount represents the grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to the grant of Class A-2 profits interests in Virtu Employee Holdco granted on December 8, 2014, which vest on each of the first three anniversaries of the date of grant. In connection with our initial public offering, the Class A-2 profits interests in Virtu Employee Holdco were reclassified into common units of Virtu Employee Holdco. Assumptions used in calculating this amount are described in Note 14 of the Company's audited financial statements for the fiscal year ended December 31, 2016 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

        Each of Messrs. Cifu, Molluso and Palaparthi and affiliates of Mr. Viola have received, and will continue to receive, distributions in respect of their direct and indirect equity holdings in Virtu Financial.

Employment Agreements and Restrictive Covenant Agreements

Employment Agreements with Messrs. Viola and Cifu

        The employment agreements entered into with Messrs. Viola and Cifu became effective as of April 14, 2015 (the day prior to the pricing date of our initial public offering), and have an initial term of three years with automatic renewals for successive one-year terms thereafter unless either we or the executive provides notice of non-renewal at least ninety days in advance of the expiration of the then-current term. However, if a change in control of the Company occurs at a time when there are less than two years remaining in the term, the term will automatically be extended so that the expiration date is two years from the effective date of the change in control.

        The employment agreement with Mr. Viola provides that he will serve as our Executive Chairman, and the employment agreement with Mr. Cifu provides that he will serve as our Chief Executive Officer. Messrs. Viola and Cifu report to our board of directors. During the term, their principal place of employment is in our principal office in Manhattan, New York. Each of their employment agreements further provides that to the extent such activities do not significantly interfere with the performance of his duties, service and responsibilities, each of Messrs. Viola and Cifu are permitted to manage his personal, financial and legal affairs, serve on civic or charitable boards and committees and, to the extent approved by our board of directors, serve on corporate boards and committees; provided that (1) Mr. Viola is permitted to continue to be engaged in, or provide services to, certain specified businesses and activities, and to become engaged in, or provide services to, any other business or activity, to the extent that he reasonably believes that such business or activity is not appropriate for us to pursue; and (2) Mr. Cifu is permitted to continue to be engaged in, or provide services to, certain specified businesses and activities (including but not necessarily limited to his role as the Vice Chairman and Alternate Governor of the Florida Panthers, a National Hockey League franchise, and his role as a director of the Independent Bank Group, Inc., a regional bank holding company), and, to the extent such activities do not significantly interfere with the performance of his duties, service and responsibilities, to become engaged in, or provide services to, any other business or activity in which Mr. Viola is permitted to become engaged in, to the extent that Mr. Cifu's level of participation in such businesses or activities are consistent with his participation in the aforementioned specified businesses or activities prior to the effective date of the employment agreement.

        The employment agreements provide for a base salary of $1 for Mr. Viola and $1,000,000 for Mr. Cifu, and provide each executive with the opportunity to earn a discretionary annual bonus based on such business objectives and/or business performance as determined by the non-employee members of our board of directors or our compensation committee in their or its sole discretion. The employment agreements with Messrs. Viola and Cifu provided for a grant of stock options with respect to shares of our Class A common stock.

        The employment agreements provide that Messrs. Viola and Cifu are entitled to participate in all of our benefit plans and programs, and to receive perquisites, commensurate with their respective positions, that are provided by us from time to time for our senior executives generally, and to receive director and officer indemnification and insurance protection. If Mr. Viola elects to seek reimbursement for the use of his privately owned aircraft for business purposes, he will be reimbursed at the then-prevailing charter rates for his aircraft.

        The employment agreements include an acknowledgment from Messrs. Viola and Cifu that they are bound by the confidentiality and restrictive covenant provisions set forth in the Third Amended and Restated Limited Liability Company Agreement of Virtu Financial (the "Amended and Restated Virtu Financial LLC Agreement"), which provides for confidentiality and non-disparagement restrictions, as well as, non-compete and non-solicitation restrictions until the third anniversary on which the executive ceases to be an officer, director or employee of ours. The employment agreements also provide that we will pay as incurred, to the fullest extent permitted by law, all legal fees and expenses that Mr. Viola or Mr. Cifu incur as a result of any contest (regardless of the outcome) by us, the executive or others of the validity or enforceability of, or liability under, any provision of their employment agreement or any guarantee of performance of their employment agreement that arises in connection with or following a change in control, plus interest on any delayed payment at the applicable federal rate under Section 7872 of the Internal Revenue Code of 1986, as amended (the "Code").

        The employment agreements for Messrs. Viola and Cifu provide for severance upon certain terminations of employment as described below under "Potential Payments Upon Termination of Employment or Change in Control."

Employment Agreement with Mr. Molluso

        Virtu East entered into an employment agreement with Mr. Molluso on August 7, 2013 on an "at will" employment basis. The employment agreement provides for a salary of $500,000 per year and a starting bonus of $600,000 (which must be repaid upon a termination for "cause" (as defined in his employment agreement) or certain violations of his restrictive covenants). In addition, the employment agreement provides for eligibility to earn an annual cash bonus, as determined at the sole discretion of Virtu East; provided that, for the year ended December 31, 2014, Mr. Molluso was guaranteed a minimum bonus of $1,000,000. The employment agreement also provided for a grant of Class A-2 profits interests in Virtu Employee Holdco with the number of Class A-2 profits interests to be granted determined by dividing $6,000,000 by the most recent valuation of a Class A-2 capital interest of Virtu Financial. In connection with our initial public offering, all Class A-2 profits interests in Virtu Employee Holdco were reclassified into common units of Virtu Employee Holdco. Mr. Molluso is eligible to participate in all benefit programs of Virtu East available to similarly situated employees.

        In connection with his employment agreement, Mr. Molluso entered into a restrictive covenant agreement which provides for confidentiality and non-disparagement restrictions and that he will not engage in any business that competes with Virtu or its affiliates, and he will not solicit or hire employees, consultants or members of Virtu East, its subsidiaries or its affiliates during his employment and for a period of three years thereafter. He is also subject to similar restrictive covenants under the limited liability company agreement of Virtu Employee Holdco (the "Virtu Employee Holdco Limited Liability Company Agreement").

Employment Agreement with Mr. Palaparthi

        Virtu East entered into an employment agreement with Mr. Palaparthi on October 29, 2014 on an "at will" employment basis. The employment agreement provides for a salary of $300,000 per year and a starting bonus of $200,000 (which must be repaid upon a termination for "cause" (as defined in his employment agreement) or certain violations of his restrictive covenants). In addition, the employment agreement provides for eligibility to earn an annual cash bonus, as determined at the sole discretion of Virtu East; provided that, for the years ended December 31, 2014 and December 31, 2015, Mr. Palaparthi was guaranteed a minimum bonus of $400,000 and $350,000, respectively. The employment agreement also provided for a grant of Class A-2 profits interests in Virtu Employee

Holdco with the number of Class A-2 profits interests to be granted determined by dividing $1,000,000 by the most recent valuation of a Class A-2 capital interest of Virtu Financial. In connection with our initial public offering, all Class A-2 profits interests in Virtu Employee Holdco were reclassified into common units of Virtu Employee Holdco. Mr. Palaparthi is eligible to participate in all benefit programs of Virtu East available to similarly situated employees.

        In connection with his employment agreement, Mr. Palaparthi entered into a restrictive covenant agreement which provides for confidentiality and non-disparagement restrictions and that for a period of 12 months or, if longer, the period during which Mr. Palaparthi receives severance payments from Virtu or any of its affiliates (the "Restrictive Covenant Period"), he will not be employed by, engage in any business, or own any interest in any person or entity that (i) is a past, current or prospective client of, (ii) is an investor in or (iii) competes with, Virtu or its affiliates. In addition, during the Restrictive Covenant Period, Mr. Palaparthi may not solicit or encourage any current or prospective employee, consultant, agent, client or vendor of Virtu or its affiliates to terminate its relationship with Virtu or its affiliates or enter into any other business or employment relationship with any other person, and may not solicit or accept funds from any actual or prospective client, shareholder or investor in Virtu or its affiliates. In addition, Mr. Palaparthi is subject to the restrictive covenants under the Virtu Employee Holdco Limited Liability Company Agreement, which provides for confidentiality and non-disparagement restrictions, as well as, non-compete and non-solicitation restrictions during his employment and for a period of three years thereafter.

Unit Vesting, Equity Retention and Restrictive Covenant Agreements

        In connection with the reorganization transactions preceding our initial public offering, we entered into Unit Vesting, Equity Retention and Restrictive Covenant Agreements ("equity retention agreements") with certain of our direct and indirect employee equityholders and other employees, including Messrs. Viola, Cifu, Molluso and Palaparthi (collectively, the "equity restricted employees"), pursuant to which each equity restricted employee may:

  •
  on and after the first anniversary of the consummation of our initial public offering, sell up to a cumulative 30% (or an agreed upon greater percentage in the case of certain employees located outside the United States) of his or her pre-IPO equity, to the extent such pre-IPO equity has vested;

  •
  on and after the second anniversary of the consummation of our initial public offering, sell up to a cumulative 45% of his or her pre-IPO equity, to the extent such pre-IPO equity has vested;

  •
  on and after the third anniversary of the consummation of our initial public offering, sell up to a cumulative 60% of his or her pre-IPO equity, to the extent such pre-IPO equity has vested;

  •
  on and after the fourth anniversary of the consummation of our initial public offering, sell up to a cumulative 75% of his or her pre-IPO equity, to the extent such pre-IPO equity has vested;

  •
  on and after the fifth anniversary of the consummation of our initial public offering, sell up to a cumulative 90% of his or her pre-IPO equity, to the extent such pre-IPO equity has vested; and

  •
  on and after the sixth anniversary of the consummation of our initial public offering, sell any of his or her remaining pre-IPO equity, to the extent such pre-IPO equity has vested, without being subject to any further equity retention restrictions.

        In addition to the equity retention restrictions described above, in each equity retention agreement the applicable equity restricted employee acknowledges that he or she remains subject to the following existing restrictive covenants until the third anniversary of the date his or her employment with us is terminated, in each case subject to certain exceptions as set forth in the Amended and Restated Virtu

Financial LLC Agreement or the Amended and Restated Limited Liability Company Agreement of Virtu Employee Holdco:

  •
  the equity restricted employee will not directly or indirectly engage in certain competitive activities;

  •
  the equity restricted employee will not solicit, or assist any other person to solicit, as an employee or a consultant, any employee or former employee, or certain equityholders, of ours;

  •
  the equity restricted employee will not hire, or assist any other person to hire, as an employee or a consultant, any employee or former employee, or certain equityholders, of ours; and

  •
  the equity restricted employee will not take any action or make any public statement that disparages or denigrates our Company or our directors, officers, employees, equityholders, representatives or agents.

Outstanding Equity Awards at Fiscal 2016 Year End

        The following tables provide information about the outstanding equity awards held by our named executive officers as of December 31, 2016.

	Option Awards						Equity or Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock and Common Units that Have Not Vested (#)		Market Value of Shares of Stock and Common Units that Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares and Common Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares and Common Units That Have Not Vested ($)
Vincent Viola	693,750	2,081,250	(2)	—	19.00	4/15/2025	—		—	—	—
Douglas A. Cifu	100,000	300,000	(2)	—	19.00	4/15/2025	—		—	—	—
Joseph Molluso	15,000	45,000	(2)	—	19.00	4/15/2025	—		—	—	—
	—	—		—	—	—	28,120	(3)	448,514	—	—
	—	—		—	—	—	11,549	(4)	184,207	—	—
	—	—		—	—	—	102,583	(5)	1,636,199
Venu Palaparthi	6,250	18,750	(2)	—	19.00	4/15/2025	—		—	—	—
	—	—		—	—	—	6,873	(3)	109,624	—	—
	—	—		—	—	—	3,225	(4)	51,439	—	—
	—	—		—	—	—	21,298	(6)	339,703	—	—

(1)
Market value is based on the closing price of a share of our Class A common stock on December 30, 2016 (the last trading day of Fiscal 2016).

(2)
As of December 31, 2016, these stock options were unvested and scheduled to vest in three equal installments on April 15, 2017, 2018 and 2019.

(3)
As of December 31, 2016, these restricted stock units were unvested and scheduled to vest in three equal installments on December 31, 2017, 2018 and 2019.

(4)
As of December 31, 2016, these restricted stock units were unvested and scheduled to vest in two equal installments on December 31, 2017 and 2018.

(5)
As of December 31, 2016, Mr. Molluso's common units of Virtu Employee Holdco were scheduled to vest on November 4, 2017.

(6)
As of December 31, 2016, Mr. Palaparthi's common units of Virtu Employee Holdco were scheduled to vest on December 8, 2017.

        Messrs. Molluso and Palaparthi were awarded an equity-based interest in Virtu Employee Holdco (which in turn holds an interest in Virtu Financial) that allows them to share in distributions and the future appreciation of Virtu Financial, subject to time-based vesting (based on continued employment) as described in more detail below. The equity interests were granted pursuant to the Virtu Employee Holdco Limited Liability Company Agreement initially in the form of Class A-2 profits interests. Each Class A-2 profits interest of Virtu Employee Holdco corresponded to a Class A-2 profits interest in Virtu Financial and entitled the holder to a percentage of distributions of available cash flow and, in connection with a sale or other specified capital transaction of Virtu Financial, a percentage of the proceeds of such sale or capital transaction, subject to satisfying certain valuation hurdles determined by Virtu Financial at the time of the grant.

        In connection with our initial public offering, all of Virtu Financial's outstanding Class A-2 profits interests were reclassified into vested and unvested non-voting common interest units of Virtu Financial ("Virtu Financial Units") based on a hypothetical liquidation of Virtu Financial and our initial public offering price per share of our Class A common stock. In addition, all of Virtu Employee Holdco's Class A-2 profits interests were reclassified into common units of Virtu Employee Holdco. The unvested Virtu Financial Units vest based on the time-based vesting schedule of the unvested Class A-2 profits interests from which they were reclassified. Upon termination of employment, all unvested Virtu Financial Units will be forfeited and any vested Virtu Financial Units will be subject to repurchase by Virtu Financial. Both the vested and unvested Virtu Financial Units will be entitled to receive distributions, if any, from Virtu Financial except that unvested Virtu Financial Units will no longer be entitled to any such distributions upon forfeiture. If any unvested Virtu Financial Units are forfeited, they will be cancelled by Virtu Financial for no consideration (and we will cancel the related shares of Class C common stock described below for no consideration). In connection with the reorganization transactions precedeing our initial public offering, members of management who received Virtu Financial Units directly, and Virtu Employee Holdco on behalf of members of management who received Virtu Financial Units indirectly, subscribed for a number of shares of our Class C common stock equal to the number of Virtu Financial Units they receive. Each share of Class C common stock paired with a Virtu Financial Unit is vested or unvested to the same extent as the Virtu Financial Unit with which it is paired. There are no voting rights associated with the Virtu Financial Units, whether vested or unvested, but each share of Class C common stock carries one vote, including both vested and unvested shares of Class C common stock. Vested Virtu Financial Units (along with the corresponding shares of our Class C common stock) may be exchanged for shares of Class A common stock on a one-for-one basis.

        The common units of Virtu Employee Holdco vest over a four-year period for Mr. Molluso and a three-year period for Mr. Palaparthi, subject to the named executive officer's continued employment on each annual vesting date. In addition, by accepting the award of common units of Virtu Employee Holdco, the Virtu Employee Holdco Limited Liability Company Agreement imposes non-competition and non-solicitation restrictions on the named executive officer so that his common units of Virtu Employee Holdco are subject to forfeiture if he violates those restrictions. Mr. Molluso's award of common units of Virtu Employee Holdco provides for acceleration of vesting upon a change in control as described below under "Potential Payments Upon Termination of Employment or Change in Control."

        In connection with our initial public offering, we adopted the 2015 Plan, pursuant to which we are permitted to grant awards of non-qualified options, incentive (qualified) stock options, stock appreciation rights, restricted stock, RSUs, other stock-based awards, performance compensation awards (including cash bonus awards), other cash-based awards or any combination of the foregoing. At the time of our initial public offering, we granted awards for an aggregate of 3,260,000 shares of our Class A common stock to our named executive officers under the 2015 Plan. The awards consisted of 2,775,000 stock options for Mr. Viola, 400,000 for stock options for Mr. Cifu, 60,000 stock options for

Mr. Molluso and 25,000 stock options for Mr. Palaparthi. The stock options generally vest in four equal installments of 25% on each of the first four anniversaries of the date of grant and have an exercise price per share equal to the offering price of a share of our Class A common stock in our initial public offering and are otherwise subject to the terms of the 2015 Plan. The stock options for Messrs. Viola and Cifu provide for acceleration of vesting upon certain terminations of employment as described below under "Potential Payments Upon Termination of Employment or Change in Control."

        In Fiscal 2015, we granted 11,548 and 3,224 fully vested shares of our Class A common stock and restricted stock units representing the right to receive 17,323 and 4,837 shares of our Class A common stock to Messrs. Mollusso and Palaparthi, respectively. In Fiscal 2016, we granted 18,746 and 4,582 fully vested shares of our Class A common stock and restricted stock units representing the right to receive 28,120 and 6,873 shares of our Class A common stock to Messrs. Mollusso and Palaparthi, respectively. The grants of restricted stock units vest in three equal installments of 33.33% on each of the first three anniversaries of the date of grant and are otherwise subject to the terms of the 2015 Plan.

Potential Payments Upon Termination of Employment or Change in Control

Severance Benefits

        As of December 31, 2016, Messrs. Molluso and Palaparthi were not entitled to any payments in connection with the termination of their employment.

        Under the employment agreements for Messrs. Viola and Cifu if Messrs. Viola's or Cifu's employment is terminated by us without cause (as defined in the employment agreement), due to death or disability (as defined in the employment agreement), by the executive for good reason (as defined in the employment agreement), or due to the expiration of the term on the expiration date as a result of our delivery of a notice of non-renewal of the term, then in addition to receiving their accrued amounts, each of them will receive, subject to the execution of a release of claims, (A) severance pay in an aggregate amount (the "Severance Amount") equal to the greater of (x) one times (1x) his base salary and (y) an amount equal to the total amount of base salary that would otherwise have been payable through the remainder of the term, and (B) continued health, dental, vision and life insurance benefits under the terms of our benefit plans for (x) twelve months or (y) the period from termination of employment through the remainder of the term, whichever is longer (the "Benefits Continuation Period"). However, if such termination occurs at any time within sixty days before, or 24 months following, a change in control, then in lieu of the Severance Amount the executive will be entitled to receive two and a half (2.5x) times the sum of (1) his base salary and (2) the annual bonus (including any amounts deferred or satisfied through the grant of equity awards) most recently awarded to the executive for a completed fiscal year of the Company, and the Benefits Continuation Period will be extended to (x) 24 months or (y) the period from termination of employment through the remainder of the term, whichever is longer; and, in the case of Mr. Viola, the Company will reimburse him, for two years following termination of his employment, for his lease of first-class office space and salary and benefit expenses for a secretarial or administrative assistant, consistent with those provided immediately prior to his termination of employment.

        For purposes of the employment agreements, "change in control" generally means (i) the acquisition by any person of beneficial ownership of 30% or more (on a fully diluted basis) of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors, but excluding acquisitions by the Company, Vincent Viola and his permitted transferees and their respective affiliates or any employee benefit plan sponsored by the Company or any of its affiliates, (ii) a change in the composition of the board of directors such that members of the board of directors during any consecutive 12-month period cease to constitute a majority of the board of directors, (iii) the approval by the shareholders of the Company of a plan of complete dissolution or liquidation of the Company, or (iv) the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an affiliate of the Company.

        If any payments to Messrs. Viola or Cifu are determined to be so-called "golden parachute" payments subject to the excise tax under Section 4999 of the Code, then such payments will be reduced to the extent such reduction would result in the executive retaining a greater net after-tax amount than he would have retained had he received the full amount of the payments and paid the applicable excise tax.

Equity Acceleration

        If Messrs. Viola or Cifu's employment with us or our affiliates is terminated (A) by us or our affiliates without cause (as defined in the executive's employment agreement), (B) by the executive for good reason (as defined in the executive's employment agreement), (C) due to the executive's death or (D) by us or our affiliates due to Disability (as defined in the executive's employment agreement), then all of their respective unvested stock options fully accelerate and become 100% vested shall become immediately vested as of the effective date of such termination.

        If Mr. Molluso's employment with us is terminated without "cause," then all of his unvested common units of Virtu Employee Holdco will become 100% vested. "Cause" generally means (i) gross negligence or willful misconduct in the performance of duties; (ii) conviction of, or plea of guilty or nolo contendere to, a felony; or (iii) fraud or misappropriation, embezzlement of funds or property belonging to Virtu Financial, subject to up to a 15-day period to cure such breach or failure if susceptible to cure.

Change in Control Benefits

        All of Mr. Molluso's outstanding unvested common units of Virtu Employee Holdco will become 100% vested upon a "change in control." A change in control generally means, the acquisition of ownership by any person or group (other than Mr. Viola, his affiliates or any of their respective permitted transferees) of equity interests representing 40% or more of the aggregate ordinary voting power of the Company, and the percentage of such aggregate ordinary voting power is greater than the aggregate voting power of Mr. Viola, his affiliates and their respective permitted transferees.

Calculations of Benefits to Which Executive Would Be Entitled

        Assuming each named executive officer's termination of employment occurred on December 31, 2016 or a change in control occurred on December 31, 2016, the dollar value of the payments and other benefits to be provided to each of the named executive officers are estimated in the table below.

Name	Death, Disability, Termination Without Cause or for Good Reason ($)		Death, Disability, Termination Without Cause or for Good Reason 60 Days Prior to or 24 Months Following a Change in Control ($)		Non-Renewal by the Company ($)		Non-Renewal by the Company 60 Days Prior to or 24 Months Following a Change in Control ($)		Change in Control ($)
Vincent Viola
Severance	23,298	(1)	577,597	(2)	23,298	(1)	577,597	(2)	—
Stock Options(3)	—		—		—		—		—
Douglas A. Cifu
Severance	1,318,277	(1)	2,551,903	(2)	1,318,277	(1)	2,551,903	(2)	—
Stock Options(3)	—		—		—		—		—
Joseph Molluso
Severance	—		—		—		—		—
Stock Options	—		—		—		—		—
Virtu Employee Holdco Common Units									1,636,199	(4)
Venu Palaparthi
Severance	—		—		—		—		—
Stock Options	—		—		—		—		—

(1)
Represents a cash severance payment of an amount equal to base salary continuation and continued health, dental, vision and life insurance benefits through the remainder of the employment term (i.e. , April 14, 2018).

(2)
Represents a cash severance payment of an amount equal to 2.5x times the sum of (a) executive's base salary and (b) the most recently awarded annual bonus (which for both Messrs. Viola and Cifu was $0), and continued health, dental, vision and life insurance benefits for 24 months. For Mr. Viola this amount also includes reimbursement for 2 years for his lease of first-class office space (estimated to be $2,000 per month based on the portion of the Company's office lease allocated to Mr. Viola's personal office space) and salary and benefit expenses for a secretarial or administrative assistant (estimated to be $270,667 per year) consistent with those provided immediately prior to the termination of employment.

(3)
As of December 31, 2016, the cash-out value of the unvested options at the fair market value of our Class A common stock on December 30, 2016 (the last trading day of Fiscal 2016) was $0.

(4)
Represents the value of Mr. Molluso's unvested common units of Virtu Employee Holdco as of December 31, 2016. Accelerated vesting only occurs upon a termination without "cause."

Compensation of our Directors

        The compensation payable to our non-employee directors (other than Mr. Osnoss) consists of the following:

  •
  an award of restricted stock units valued at $125,000 at the time of grant upon re-election at each subsequent annual meeting of stockholders. The restricted stock units vest on the one year anniversary of the date of grant;

  •
  an annual cash retainer of $75,000, with no additional fees paid for board and committee meetings attended;

  •
  an annual cash retainer of $25,000 for the chair of the Audit Committee, $15,000 for the chair of the Compensation Committee and $10,000 for the chair of the Nominating and Corporate Governance Committee; and

  •
  an annual cash retainer of $10,000 for members of the Audit Committee, $7,500 for members of the Compensation Committee and $7,500 for members of the Nominating and Corporate Governance Committee.

        After four years of service non-employee directors (other than Mr. Osnoss) must maintain a minimum stock ownership equal to $100,000.

        Additionally, we have engaged Mr. Abizaid to provide leadership consulting services from time to time for specified projects globally, and Mr. Abizaid has provided these services in each of four global offices to our employees. We compensate Mr. Abizaid at a base rate of $5,000 per day for such services and also reimburse him for travel and other expenses incurred in connection with these engagements.

        The following table sets forth compensation earned by our directors during the year ended December 31, 2016.

Name(1)	Fees Earned or Paid in Cash($)(2)	Equity Award(s)(3)(4)	All Other Compensation($)		Total($)
John P. Abizaid	84,644	120,949	29,131	(5)	234,724
Douglas A. Cifu	—	—	—		—
William F. Cruger, Jr.	72,578	120,949	—		193,527
John D. Nixon	91,507	120,949			212,456
Joseph Osnoss	—	—	—		—
John F. (Jack) Sandner	91,507	120,949	—		212,456
Vincent Viola	—
Michael Viola	—	—	—		—
Christopher Quick	44,736	120,949	—		165,685

(1)
Mr. Osnoss resigned from our board of directors effective April 8, 2016.

(2)
The amounts reported in this column represent the fees allocable to Fiscal 2016.

(3)
The amounts reported in this column represents the grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to the grant of restricted stock units. Assumptions used in calculating these amounts are described in Note 14 of the Company's audited financial statements for the fiscal year ended December 31, 2016 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(4)
As of December 31, 2016, Messrs. Abizaid, Cruger, Nixon, Quick, and Sandner each held 7,019 unvested restricted stock units of the Company, and Michael Viola held 4,690 unvested restricted stock units of the Company. In addition, as of December 31, 2016, Michael Viola held 60,000 stock options of the Company, of which 30,000 were vested and exercisable. For outstanding equity awards held by Mr. Vincent Viola and Mr. Cifu, please see "Outstanding Equity Awards at Fiscal 2016 Year End" above.

(5)
Represents fees paid to Mr. Abizaid pursuant to his consulting arrangement.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Stockholder ratification of the appointment of Deloitte & Touche LLP is not required by law. The ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon at the Annual Meeting. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment. Even if the stockholders ratify the appointment of Deloitte & Touche LLP, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of Virtu and its stockholders.

        Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        The board of directors recommends that you vote FOR the ratification of Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2017 in this Proposal 2.

Pre-Approval Policy

        The policy of our Audit Committee is to review in advance, and pre-approve all audit or non-audit services to be provided by the Company's independent or other registered public accounting firm and to approve all related fees and other terms of engagement.

        All of the audit-related, tax and all other services provided by Deloitte & Touche LLP to us subsequent to our initial public offering in 2016 were approved by our Audit Committee. All non-audit services provided subsequent to our initial public offering in 2016 were reviewed with the Audit Committee, which in each case concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

Deloitte & Touche LLP Fees

        The following table presents aggregate fees billed to us for services rendered by Deloitte & Touche LLP for the fiscal years ended December 31, 2016 and December 31, 2015.

	2016	2015
Audit fees	$2,656,377	$2,675,000
Audit-related fees	—	259,000
Tax fees	$694,028	$640,000
All other fees	—	—
Total	$3,350,405	$3,574,000

Audit Fees

        This category includes the aggregate fees during 2016 and 2015 for audit services provided by our independent registered public accounting firm for the fiscal years ending December 31, 2016 and December 31, 2015, including for the audits of our annual consolidated financial statements, and reviews of each of the quarterly financial statements included in our Quarterly Reports on Form 10-Q.

Audit-Related Fees

        This category includes the aggregate fees during 2016 and 2015 for services related to the performance of the audits and reviews described in the preceding paragraph that are not included in the Audit Fees category, including fees associated with (i) accounting consultation and due diligence related to certain transactions, (ii) services rendered in connection with our registration statements and (iii) the preparation and review of documents related to our securities offerings.

Tax Fees

        This category includes the aggregate fees during 2016 and 2015 for professional tax services provided by the independent registered public accounting firm or its affiliates, including for tax compliance and tax advice.

AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee with respect to our audited financial statements for the year ended December 31, 2016. The information contained in this report shall not be deemed "soliciting material" or otherwise considered "filed" with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act") except to the extent that we specifically incorporate such information by reference in such filing.

        The Audit Committee hereby reports as follows:

          1.     Management has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls. The Audit Committee, in its oversight role, has reviewed and discussed the audited financial statements with the Company's management.

          2.     The Audit Committee has discussed with the Company's independent registered public accounting firm the overall scope of, and plans for, their audit. The Audit Committee has met with the independent registered public accounting firm to discuss the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T regarding "Communication with Audit Committees", as may be modified or supplemented.

          3.     The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence. The Audit Committee has concluded that Deloitte & Touche LLP's provision of audit and non-audit services to the Company and its affiliates is compatible with Deloitte & Touche LLP's independence.

          4.     The Audit Committee has an established charter outlining the practices it follows. The charter is available on the Company's website at: http://ir.virtu.com/corporate-governance.cfm.

          5.     Based on the review and discussions referred to in paragraphs (1) through (4) above, the Audit Committee recommended to the Company's board of directors, and the board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
William F. Cruger, Jr. John F. (Jack) Sandner Christopher C. Quick

 PROPOSAL 3: APPROVAL OF THE VIRTU FINANCIAL, INC. AMENDED AND RESTATED 2015
MANAGEMENT INCENTIVE PLAN

        We are seeking the approval by our stockholders of an amendment to the 2015 Plan, and when referred to herein as proposed to be amended and restated, the Amended Plan.

        Prior to our Annual Meeting, our board of directors adopted, subject to shareholder approval, the Amended Plan. A copy of the Amended Plan is attached to this proxy statement as Appendix A. The changes included in the Amended Plan would:

  •
  Increase in Aggregate Share Limit.  The 2015 Plan currently limits the aggregate number of shares of Class A common stock that may be delivered pursuant to all awards granted under the 2015 Plan to 12,000,000. The proposed amendments would increase this limit by an additional 4,000,000 shares so that the new aggregate share limit under the Amended Plan would be 16,000,000 shares.

  •
  Approval of Director Award Limit.  The proposed amendments would add new limits on awards that may be granted to non-employee directors under the Amended Plan. The maximum grant-date fair value of cash and stock awards granted to a non-employee director under the Amended Plan during any one fiscal year would be $300,000.

        We are also seeking stockholder approval of the performance criteria and other performance-based provisions under the Amended Plan, so that compensation in respect of awards made under the Amended Plan based on the performance criteria set forth in the Amended Plan may be deductible by the Company. The Amended Plan permits certain equity and other performance-based awards (including cash awards) that may be granted to be considered "qualified performance-based compensation" as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) limits the deductibility of compensation in excess of $1 million paid by a publicly traded corporation to certain "covered employees" unless it is "qualified performance-based compensation." Under Section 162(m), the grant by a committee of "outside directors" of at or above-the-money options and stock appreciation rights under a stockholder-approved plan that expressly limits the amount of such grants that can be made to any individual employee over a specified period of time is considered "qualified performance-based compensation." Additionally, grants of other performance-based awards are deemed "qualified performance-based compensation" if at least three conditions are satisfied: (i) the compensation must be payable on account of the attainment of one or more pre-established, objective performance goals; (ii) the material terms of the compensation and the performance goals must be disclosed to and approved by stockholders before payment; and (iii) a committee of our board of directors that is comprised solely of two or more "outside directors" must certify that the performance goals have been satisfied before payment. Notwithstanding the adoption of the Amended Plan and its submission to stockholders, we reserve the right to pay our employees, including recipients of awards under the Amended Plan, amounts which may or may not be deductible under Section 162(m) or other provisions of the Code. The performance criteria under the Amended Plan are generally consistent with the performance criteria under the current 2015 Plan.

        As of May 15, 2017, a total of 1,520,503 shares of our Class A common stock remained available for future issuance under the 2015 Plan and 9,402,816 shares of our Class A common stock were subject to outstanding awards under the 2015 Plan. The Amended Plan would increase the reserved shares of Class A common stock by 4,000,000 shares. The closing price of our Class A common stock as of May 15, 2017 was $15.60 per share, as reported by the NASDAQ. If our stockholders approve the Amended Plan, the Amended Plan (with the requested increase in share limits) will be effective as of June 30, 2017. If our stockholders do not approve the Amended Plan, the 2015 Plan will remain in effect in its current form and with the current share reserve limitations.

  Reasons Why You Should Vote in Favor of this Proposal

        Our Board recommends a vote FOR the approval of the Amended Plan because it believes that the Amended Plan is in the best interests of the Company and its stockholders for the following reasons:

  •
  Performance based.  The Amended Plan enables us to provide performance-based compensation awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

  •
  Attracts and retains talent.  Talented executives and employees are essential to executing our business strategies. The purpose of the Amended Plan is to promote the success of the Company by giving the Company a competitive edge in attracting, retaining and motivating key personnel and providing participants with a plan that provides incentives directly related to increases in the value of the Company.

  •
  Aligns director, employee and stockholder interests.  We currently provide long-term incentives primarily by (i) compensating participants with equity awards, including incentive compensation awards measured by reference to the value of the Company's equity, (ii) rewarding such participants for the achievement of performance targets with respect to a specified performance period and (iii) motivating such participants by giving them opportunities to receive awards directly related to such performance. If the Amended Plan is approved, we will be able to maintain our means of aligning the interests of key personnel with the interests of our stockholders.

        If this proposal is not approved by our stockholders, and as a consequence we are unable to continue to make equity grants at competitive levels, our board of directors believes that our ability to hire and retain highly qualified personnel and our ability to manage future growth will be negatively affected. In addition, if stockholders do not approve the Amended Plan, there will be no limit on awards to non-employee directors, and the performance-based award feature described above enabling the Company to grant awards to executive officers of the Company and obtain tax deductions with respect to compensation attributable to such awards without regard to the limitations of Section 162(m) of the Code will not be available.

  Summary of Sound Governance Features of the Amended Plan

        Our board of directors believes the Amended Plan contains several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

        No "evergreen" provision.    The number of shares of our Class A common stock available for issuance under the Amended Plan is fixed and does not adjust based upon the number of shares outstanding.

        Will not be excessively dilutive to our stockholders.    Subject to adjustment, the maximum number of shares of our Class A common stock authorized and reserved for issuance under the Amended Plan will increase from 12,000,000 to 16,000,000.

        No liberal change in control definition.    The change in control definition in the Amended Plan is not a "liberal" definition and, for example, would not be achieved merely upon stockholder approval of a transaction. A change in control (or the approval of a plan of complete dissolution or liquidation) must actually occur in order for the change in control provisions in the Amended Plan to be triggered.

        No dividends on unearned awards.    The Amended Plan prohibits the current payment of dividends or dividend equivalent rights on unearned awards subject to performance-based vesting.

        No repricing without stockholder approval.    The Amended Plan prohibits the repricing of outstanding stock options or SARs without stockholder approval.

  Summary of Amended Plan

        The following is a summary of certain terms and conditions of the Amended Plan. This summary is qualified in its entirety by reference to the Amended Plan attached as Appendix A. You are encouraged to read the full Amended Plan.

        Administration.    The Compensation Committee (or subcommittee thereof, if necessary for Section 162(m) of the Code) will administer the Amended Plan. The Compensation Committee will have the authority to determine the terms and conditions of any agreements evidencing any awards granted under the Amended Plan and to adopt, alter and repeal rules, guidelines and practices relating to the Amended Plan. The Compensation Committee will have full discretion to administer and interpret the Amended Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

        Eligibility.    Any current or prospective employees, directors, officers, consultants or advisors of our Company or its affiliates who are selected by the Compensation Committee will be eligible for awards under the Amended Plan. The Compensation Committee will have the sole and complete authority to determine who will be granted an award under the Amended Plan.

        Number of Shares Authorized.    The Amended Plan provides for an aggregate of 16,000,000 shares of our Class A common stock. No more than 16,000,000 shares of our Class A common stock may be issued with respect to incentive stock options under the Amended Plan. Other than Mr. Viola's stock option grant in connection with our initial public offering, no participant may be granted awards of options and stock appreciation rights with respect to more than 1,000,0000 shares of our Class A common stock in any 12-month period. No more than 1,000,0000 shares of our Class A common stock may be granted under the Amended Plan with respect to any performance compensation awards to any participant during a performance period (or with respect to each year if the performance period is more than one year). The maximum amount payable to any participant under the Amended Plan for any single year during a performance period for a cash denominated award is $10,000,000 (with respect to each year if the performance period is more than one year). The maximum amount (based on the grant-date fair market value) of awards that may be granted under the Amended Plan in any single fiscal year to any non-employee director is $300,000. This limitation on awards to non-employee directors does not apply in respect of restricted stock units issued to a non-employee director in lieu of payment of cash director compensation or board or committee fees, nor in respect of any one-time initial equity grant upon a non-employee director's appointment to our board of directors. Shares of our Class A common stock subject to awards are generally unavailable for future grant; provided that in no event shall such shares increase the number of shares of our Class A common stock that may be delivered pursuant to incentive stock options granted under the Amended Plan. If any award granted under the Amended Plan expires, terminates, is canceled or forfeited without being settled or exercised, or if a stock appreciation right is settled in cash or otherwise without the issuance of shares, shares of our Class A common subject to such award will again be made available for future grant. In addition, if any shares are surrendered or tendered to pay the exercise price of an award or to satisfy withholding taxes owed, such shares will again be available for grant under the Amended Plan.

        Change in Capitalization.    If there is a change in our Company's corporate capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of our Class A common stock or Class B common stock or other relevant change in capitalization or applicable law or circumstances, such that the Compensation Committee determines that an adjustment to the terms of the Amended Plan (or awards thereunder) is necessary or appropriate, then the Compensation Committee may make adjustments in a manner that it deems equitable. Such adjustments may be to the number of shares reserved for issuance under the Amended Plan, the number of shares covered by awards then outstanding under the Amended Plan, the limitations on awards under the Amended Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

        Awards Available for Grant.    The Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights ("SARs"), restricted stock awards, restricted stock units, other stock-based awards, performance compensation awards (including cash bonus awards), other cash-based awards or any combination of the foregoing. Awards may be granted under the Amended Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by our Company or with which our Company combines (which are referred to herein as "Substitute Awards").

        Stock Options.    The Compensation Committee will be authorized to grant options to purchase shares of our Class A common stock that are either "qualified," meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or "non-qualified," meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the Amended Plan shall be non-qualified unless the applicable award agreement expressly states that the option is intended to be an "incentive stock option." Options granted under the Amended Plan will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the Amended Plan, the exercise price of the options will not be less than the fair market value of our Class A common stock at the time of grant (except with respect to Substitute Awards). Options granted under the Amended Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the Amended Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% shareholder), provided that, if the term of a non-qualified option would expire at a time when trading in the shares of our Class A common stock is prohibited by our Company's insider trading policy, the option's term shall be automatically extended until the 30th day following the expiration of such prohibition (as long as such extension shall not violate Section 409A of the Code). Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent and/or shares of our Class A common stock valued at the fair market value at the time the option is exercised (provided that such shares are not subject to any pledge or other security interest), or by such other method as the Compensation Committee may permit in its sole discretion, including: (i) in other property having a fair market value equal to the exercise price and all applicable required withholding taxes, (ii) if there is a public market for the shares of our Class A common stock at such time, by means of a broker-assisted cashless exercise mechanism or (iii) by means of a "net exercise" procedure effected by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes. Any fractional shares of Class A common stock will be settled in cash.

        Stock Appreciation Rights.    The Compensation Committee will be authorized to award SARs under the Amended Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the Amended Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs, including with respect to vesting and expiration. Except as otherwise provided by the Compensation Committee (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of our Class A common stock for each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant. The remaining terms of the SARs shall be established by the Compensation Committee and reflected in the award agreement.

        Restricted Stock.    The Compensation Committee will be authorized to grant restricted stock under the Amended Plan, which will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is Class A common stock that generally is non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Any accumulated dividends will be payable at the same time as the underlying restricted stock vests.

        Restricted Stock Unit Awards.    The Compensation Committee will be authorized to award restricted stock unit awards, which will be subject to the terms and conditions established by the Compensation Committee. A restricted stock unit award, once vested, may be settled in common shares equal to the number of units earned, or in cash equal to the fair market value of the number of vested shares, at the election of the Compensation Committee. Restricted stock units may be settled at the expiration of the period over which the units are to be earned or at a later date selected by the Compensation Committee. To the extent provided in an award agreement, the holder of outstanding restricted stock units shall be entitled to be credited with dividend equivalent payments upon the payment by our Company of dividends on shares of our Class A common stock, either in cash or (at the sole discretion of the Compensation Committee) in shares of our Class A common stock having a fair market value equal to the amount of such dividends, and interest may, at the sole discretion of the Compensation Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Compensation Committee, which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying restricted stock units are settled.

        Other Stock-Based Awards.    The Compensation Committee will be authorized to grant awards of unrestricted shares of our Class A common stock, rights to receive grants of awards at a future date, or other awards denominated in shares of our Class A common stock under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement.

        Performance Compensation Awards.    The Compensation Committee may grant any award under the Amended Plan in the form of a "Performance Compensation Award" (including cash bonuses) intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code by conditioning the number of shares earned or vested, or any payout, under the award on the satisfaction of certain "Performance Goals." The Compensation Committee may establish these Performance Goals with reference to one or more of the following:

  •
  net earnings or net income (before or after taxes);

  •
  basic or diluted earnings per share (before or after taxes);

  •
  net revenue or net revenue growth;

  •
  gross revenue or gross revenue growth, gross profit or gross profit growth;

  •
  net operating profit (before or after taxes);

  •
  return measures (including, but not limited to, return on investment, assets, capital, gross revenue or gross revenue growth, invested capital, equity or sales);

  •
  cash flow measures (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), which may but are not required to be measured on a per-share basis;

  •
  earnings before or after taxes, interest, depreciation, and amortization (including EBIT and EBITDA);

  •
  gross or net operating margins;

  •
  productivity ratios;

  •
  share price (including, but not limited to, growth measures and total shareholder return;

  •
  expense targets or cost reduction goals, general and administrative expense savings;

  •
  operating efficiency;

  •
  objective measures of customer satisfaction;

  •
  working capital targets;

  •
  measures of economic value added or other "value creation" metrics;

  •
  enterprise value;

  •
  stockholder return;

  •
  client retention;

  •
  competitive market metrics;

  •
  employee retention;

  •
  objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets);

  •
  system-wide revenues;

  •
  cost of capital, debt leverage year-end cash position or book value;

  •
  strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; or

  •
  any combination of the foregoing.

        Any of the above Performance Goal elements can be stated as a percentage of another Performance Goal or used on an absolute, relative or adjusted basis to measure the performance of our Company and/or its affiliates or any divisions, operation or business units, product lines, asset classes, brands, administrative departments or combination thereof, as the Compensation Committee deems appropriate. Performance Goals may be compared to the performance of a group of comparator companies or a published or special index that the Compensation Committee deems appropriate or, stock market indices. The Compensation Committee may provide for accelerated vesting of any award based on the achievement of Performance Goals. Any award that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code will be granted, and Performance Goals for such an award will be established, by the Compensation Committee in writing not later than 90 days after the commencement of the performance period to which the Performance Goals relate, or such other period required under Section 162(m) of the Code. Before any payment is made in connection with any award intended to qualify as performance-based compensation under Section 162(m) of the Code, the Compensation Committee must certify in writing that the Performance Goals established with respect to such award have been achieved. In determining the actual amount of an individual participant's Performance Compensation Award for a performance period, the Compensation Committee may reduce or eliminate the amount of the Performance Compensation Award earned consistent with Section 162(m) of the Code.

        The Compensation Committee may also specify adjustments or modifications (to the extent it would not result in adverse results under Section 162(m) of the Code) to be made to the calculation of a Performance Goal for such performance period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items and/or in management's discussion and analysis of financial condition and results of operations appearing in our Company's annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in our Company's fiscal year.

        Unless otherwise provided in the applicable award agreement, a participant shall be eligible to receive payment in respect of a performance compensation award only to the extent that (I) the Performance Goals for such period are achieved; and (II) all or some of the portion of such participant's performance compensation award has been earned for the performance period based on the application of the "Performance Formula" (as defined in the Amended Plan) to such Performance Goals.

        Effect of a Change in Control.    Unless otherwise provided in an award agreement, or any applicable employment, consulting, change in control, severance or other agreement between a participant and our Company, in the event of a change of control, if a participant's employment or service is terminated by our Company other than for cause (and other than due to death or disability) within the 12-month period following a change in control, then the Compensation Committee may provide that (i) all then-outstanding options and SARs will become immediately exercisable as of such participant's date of termination with respect to all of the shares subject to such option or SAR; and/or (ii) the restricted period shall expire as of such participant's date of termination with respect to all of the then-outstanding shares of restricted stock or restricted stock units (including without limitation a waiver of any applicable Performance Goals); provided that any award whose vesting or exercisability is otherwise subject to the achievement of performance conditions, the portion of such award that shall become fully vested and immediately exercisable shall be based on the assumed achievement of target performance as determined by the Compensation Committee and prorated for the number of days elapsed from the grant date of such award through the date of termination. In addition, the Compensation Committee may in its discretion and upon at least ten days' notice to the affected persons, cancel any outstanding award and pay the holders, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of such awards based upon the price per share of the Company's common stock received or to be received by other shareholders of the Company in the event. Notwithstanding the above, the Compensation Committee shall exercise such discretion over any award subject to Section 409A of the Code at the time such award is granted.

        Nontransferability.    Each award may be exercised during the participant's lifetime by the participant or, if permissible under applicable law, by the participant's guardian or legal representative. No award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution unless the Compensation Committee permits the award to be transferred to a permitted transferee (as defined in the Amended Plan).

        Amendment.    The Amended Plan will have a term of 10 years. The board of directors may amend, suspend or terminate the Amended Plan at any time, subject to stockholder approval if necessary to comply with any tax, NASDAQ or other applicable regulatory requirement. No amendment, suspension or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of the participant or recipient.

        The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any option theretofore granted will not to that extent be effective without the consent of the affected participant, holder or beneficiary; and provided further that, without stockholder approval, (i) no amendment or modification may reduce the option price of any option or the strike price of any SAR, (ii) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower exercise price) or cancel any SAR and replace it with a new SAR (with a lower strike price) or other award or cash in a manner that would be treated as a repricing (for compensation disclosure or accounting purposes), and (iii) the Compensation Committee may not take any other action considered a repricing for purposes of the shareholder approval rules of the applicable securities exchange on which our common shares are listed. However, stockholder approval is not required with respect to clauses (i), (ii), and (iii) above with respect to certain adjustments on changes in capitalization. In addition, none of the requirements described in the preceding clauses (i), (ii), and (iii) can be amended without the approval of our stockholders.

U.S. Federal Income Tax Consequences

        The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the Amended Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. This summary assumes that all awards described in the summary are exempt from, or comply with, the requirement of Section 409A of the Code. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

        Stock Options.    The Code requires that, for treatment of an option as an incentive stock option, shares of our Class A common stock acquired through the exercise of an incentive stock option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an "item of tax preference," which may give rise to "alternative minimum tax" liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of an option that does not qualify as an incentive stock option ("a non-qualified stock option"). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise and the participant's tax basis will equal the sum of the compensation income recognized and the exercise price. Our Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections. In the event of a sale of shares received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.

        SARs.    No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. Our Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

        Restricted Stock.    A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to our Company. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act). Our Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

        Restricted Stock Units.    A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. Our Company will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

        Section 162(m).    In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the three other officers whose compensation is required to be disclosed in its proxy statement (excluding the chief financial officer), subject to certain exceptions. The Amended Plan is intended to satisfy an exception with respect to grants of options and SARs to covered employees. In addition, the Amended Plan is designed to permit certain awards of restricted stock, restricted stock units and other awards (including cash bonus awards) to be awarded as performance compensation awards intended to qualify under the "performance-based compensation" exception to Section 162(m) of the Code. At such time as we are subject to Section 162(m) of the Code, we generally intend to design awards under the Amended Plan to qualify as "performance-based compensation" under Section 162(m) of the Code in order to maintain the federal tax deductibility for executive compensation, however, our board of directors (or committee thereof) may, and reserves the right to, award compensation that may not be deductible under Section 162(m) of the Code where it believes it is appropriate to do so.

Outstanding Awards Under the 2015 Plan

        The following table sets forth information concerning outstanding awards under the 2015 Plan as of May 15, 2017:

Prior Grants Under the 2015 Plan

Name and Principal Position	Number of Shares To Be Issued Upon Exercise of Outstanding Options	Number of Shares Covered by Other Awards(1)
Vincent Viola Founder and Executive Chairman	2,775,000	—
Douglas A. Cifu Chief Executive Officer	400,000	—
Joseph Molluso Executive Vice President and Chief Financial Officer	60,000	142,252
Venu Palaparthi Senior Vice President, Compliance, Regulatory and Government Affairs	25,000	31,396
All Current Executive Officers as a Group	3,260,000	173,648
All Current Directors who are not Executive Officers as a Group	60,000	68,839
All Employees who are not Executive Officers as a Group(2)	4,729,000	2,353,017

(1)
Represents grants of restricted stock units and fully vested shares of Class A common stock.

(2)
Includes former employees consultants to the Company.

New Plan Benefits

        The Company has not approved any awards that are conditioned upon stockholder approval of the Amended Plan. Other than with respect to annual restricted stock unit awards to our non-employee directors, awards under the Amended Plan will be determined by our board of directors (or committee thereof) in its discretion. It is, therefore, not possible to predict the awards that will be made to particular officers in the future under the Amended Plan. For information regarding grants made in 2016 to our named executive officers under the 2015 Plan, see the Summary Compensation Table above.

New Plan Benefits under the Amended Plan

Name and Principal Position	Dollar Value		Number of Shares Covered by Awards
Vincent Viola Founder and Executive Chairman		(1)		(1)
Douglas A. Cifu Chief Executive Officer		(1)		(1)
Joseph Molluso Executive Vice President and Chief Financial Officer		(1)		(1)
Venu Palaparthi Senior Vice President, Compliance, Regulatory and Government Affairs		(1)		(1)
All Current Executive Officers as a Group		(1)		(1)
All Current Directors who are not Executive Officers as a Group		(2)		(1)
All Employees who are not Executive Officers as a Group		(1)		(1)

(1)
Not determinable at this time. See Summary Compensation Table for additional information.

(2)
Historically, under the 2015 Plan, we award non-employee directors a grant of restricted stock units valued at $125,000 upon re-election at each subsequent annual meeting of stockholders.

Vote Required

        The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to approve the Amended Plan.

        The board of directors recommends that you vote FOR the approval of the Amended Plan.

 STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The tables below set forth information with respect to the beneficial ownership of our Class A common stock and Class B common stock by:

  •
  each of our directors and executive officers;

  •
  each person who is known to be the beneficial owner of more than 5% of the outstanding shares of our Class A common stock and Class B common stock; and

  •
  all of our directors and executive officers as a group.

        We have four classes of authorized common stock. The Class A common stock and the Class C common stock have one vote per share. The Class B common stock and the Class D common stock have 10 votes per share. Shares of our common stock generally vote together as a single class on all matters submitted to a vote of our stockholders.

        Prior to our initial public offering, our business was conducted through Virtu Financial and its subsidiaries. In a series of transactions that occurred in connection with our initial public offering, (i) we became the sole managing member of Virtu Financial and acquired non-voting common interest units of Virtu Financial Units, (ii) certain direct or indirect equityholders of Virtu Financial acquired shares of our Class A common stock and (iii) certain direct or indirect equityholders of Virtu Financial had their interests reclassified into Virtu Financial Units and acquired shares of our Class C common stock or, in the case of the Founder Member only, shares of our Class D common stock (collectively, the "Virtu Members"). Subject to certain restrictions, each Virtu Member, other than the Founder Member, has the right at any time to exchange any vested Virtu Financial Units (together with a corresponding number of shares of Class C common stock) for shares of Class A common stock on a one-for-one basis. Subject to certain restrictions, the Founder Member has the right at any time to exchange any Virtu Financial Units (together with a corresponding number of shares of Class D common stock) for shares of Class B common stock on a one-for-one basis. Shares of Class B common stock may be converted into shares of Class A common stock on a one-for-one basis.

        The numbers of shares of Class A common stock beneficially owned and percentages of beneficial ownership set forth in the table below assume that (i) all Virtu Financial Units (together with the corresponding shares of Class C common stock) that have vested or will vest within 60 days have been exchanged for shares of Class A common stock (other than those held by our management vehicle, Virtu Employee Holdco, and by a trust that holds equity interest in Virtu Financial on behalf of certain employees of ours based outside the United States ("Employee Trust"), whose trustee is one of our subsidiaries, (ii) all Virtu Financial Units (together with the corresponding shares of Class D common stock) have been exchanged for shares of Class B common stock and (iii) all shares of Class B common stock have been converted into shares of Class A common stock. Subject to the assumption in the preceding sentence, the amounts and percentages of Class A common stock and Class B common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

        Except as set forth in the footnotes below, the percentages included in the following table are based on 40,667,276 shares of Class A common stock outstanding, 19,081,435 Virtu Financial Units and related shares of Class C common stock, and 79,610,490 Virtu Financial Units and related shares of Class D common stock outstanding as of the date of this proxy statement.

        Unless otherwise indicated, the address for each beneficial owner listed below is: c/o Virtu Financial, Inc., 900 Third Avenue, New York, New York 10022-1010.

	Class A Common Stock (on a fully exchanged and converted basis)		Class B Common Stock (on a fully exchanged and converted basis)(1)		Combined Voting Power(2)
	Number	Percentage	Number	Percentage	Percentage
	As of the date of this proxy statement
Name of Beneficial Owner 5% Equity
TJMT Holdings LLC(3)	80,610,490	56.2	79,610,490	100	92.7
Virtu Employee Holdco LLC(4)	12,961,807	9.0	—	—	1.5
Havelock Fund Investments Pte Ltd(5)	12,317,682	8.6	—	—	1.4
William Blair Investment Management, LLC(6)	2,646,247	1.8	—	—	*
BlackRock, Inc.(7)	2,277,158	1.6	—	—	*
The Vanguard Group(8)	2,237,265	1.6	—	—	*
Directors and Executive Officers
Vincent Viola(3)(4)	95,159,797	66.4	79,610,490	100	94.4
Douglas A. Cifu(9)	3,910,546	2.7	—	—	*
Joseph Molluso(10)(11)	525,271	*	—	—	*
John P. Abizaid(10)(11)	19,740	*	—	—	*
William F. Cruger, Jr.(10)(11)	12,968	*	—	—	*
Christopher C. Quick	—	*	—	—	*
John D. Nixon(11)	10,910	*	—	—	*
Venu Palaparthi(10)(11)	84,000	*	—	—	*
John F. (Jack) Sandner(10)(11)	14,240	*	—	—	*
Michael T. Viola(3)	80,698,477	56.3	—	—	92.7
All directors and executive officers as a group (10 persons)	100,213,713	69.9	79,610,490	100	94.4

*
Less than 1%

(1)
Represents (i) 1,000,000 shares of Class A common stock that TJMT Holdings LLC, the Founder Member, directly owns and (ii) 79,610,490 shares of Class A common stock issuable to the Founder Member at any time upon (i) the exchange of the 79,610,490 Virtu Financial Units and an equal number of shares of Class D common stock held by the Founder Member for shares of Class B common stock and (ii) the conversion of such shares of Class B common stock into shares of Class A common stock.

(2)
Percentage of combined voting power represents voting power with respect to all shares of our Class A common stock, Class B common stock, Class C common stock and Class D common stock, voting together as a single class. Each holder of Class B common stock and Class D common stock is entitled to 10 votes per share and each holder of Class A common stock and Class C common stock is entitled to one vote per share on all matters submitted to our stockholders for a vote. Our Class C common stock and Class D common stock do not have any of the economic rights (including rights to dividends and distributions upon liquidation) associated with our Class A common stock and Class B common stock.

(3)
The Founder Member is owned by trusts for the benefit of family members of Mr. Viola and Teresa Viola, Mr. Viola's wife. Teresa Viola and Michael T. Viola, Mr. Viola's son and one of our directors, share dispositive control and voting control over the shares held by the Founder Member. As a result, Teresa Viola and Michael T. Viola beneficially own 79,610,490 Virtu Financial Units and an equal number of shares of Class D common stock held by the Founder

  Member and 1,000,000 shares of Class A common stock held by the Founder Member. In addition, Michael T. Viola also holds 52,235 Virtu Financial Units and an equal number of shares of Class C common stock through Virtu Employee Holdco, directly owns 5,752 shares of Class A common stock and directly owns 30,000 shares of Class A common stock issuable upon the exercise of stock options that have vested or will vest within the next 60 days. Mr. Vincent Viola may be deemed to beneficially own the shares held by the Founder Member by virtue of his relationship with Teresa Viola.

(4)
Mr. Viola is the manager of Virtu Employee Holdco, a vehicle that holds Virtu Financial Units on behalf of certain directors and key employees, and exercises dispositive control and voting control over the 12,961,807 shares issuable upon the exchange of Virtu Financial Units and corresponding shares of Class C common stock held by Virtu Employee Holdco (including both vested and unvested Virtu Financial Units and corresponding shares of Class C common stock). Mr. Viola disclaims beneficial ownership in such shares except to the extent of his pecuniary interest therein. In addition, Mr. Viola directly owns 1,200,000 shares of Class A common stock, 1,387,500 shares of Class A common stock issuable upon the exercise of stock options that have vested or will vest within the next 60 days and 79,610,490 Virtu Financial Units and an equal number of shares of Class D common stock beneficially owned by Teresa Viola, Mr. Viola's wife, that Mr. Viola may be deemed to beneficially own by virtue of their relationship.

(5)
Based upon statements in the Schedule 13G filed by Temasek Holdings (Private) Limited ("Temasek"), Fullerton Fund Investments Pte Ltd ("Fullerton") and Havelock Fund Investments Pte Ltd ("Havelock") on February 16, 2016. Havelock is a wholly-owned subsidiary of Fullerton, which is a wholly-owned subsidiary of Temasek. Temasek, Fullerton and Havelock have shared voting and dispositive power over 12,317,682 shares of Class A common stock. The address of Temasek is 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore 238891.

(6)
Based upon statements in the Schedule 13G/A filed by William Blair Investment Management, LLC ("William Blair Investment Management") on February 10, 2017. William Blair Investment Management has (i) sole voting power over 2,412,661 shares of Class A common stock; and (ii) sole dispositive power over 2,646,247 shares of Class A common stock. The address of William Blair Investment Management is 230 W. Adams St., Chicago, IL 60606.

(7)
Based upon statements in the Schedule 13G filed by BlackRock, Inc. ("BlackRock") on January 30, 2017. BlackRock has (i) sole voting power over 2,227,731 shares of Class A common stock; and (ii) sole dispositive power over 2,277,158 shares of Class A common stock. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(8)
Based upon statements in the Schedule 13G filed by The Vanguard Group ("Vanguard") on February 10, 2017. Vanguard has (i) sole voting power over 52,096 shares of Class A common stock; (ii) sole dispositive power over 259 shares of Class A common stock; (iii) sole dispositive power over 2,186,551 shares of Class A common stock and (iv) shared dispositive power over 50,714 shares of Class A common stock. Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. are wholly-owned subsidiaries of Vanguard and have shared voting and dispositive power over 50,455 shares of Class A common stock and 1,900 shares of Class A common stock, respectively. The address of Vanguard is 900 Third Avenue 29th Floor, New York, New York 10022-0100.

(9)
The Class A common stock owned by Mr. Cifu is comprised of (i) 200,000 shares of Class A common stock issuable upon the exercise of stock options that have vested or will vest within the next 60 days; (ii) 2,830,742 shares of Class A common stock issuable upon the exchange of Virtu Financial Units and corresponding shares of Class C common stock held by Mr. Cifu; (iii) 819,804 shares of Class A common stock issuable upon the exchange of Virtu Financial Units and corresponding shares of Class C common stock held by a trust for the benefit of the Cifu Family

  Trust and (iv) 60,000 shares of Class A common stock held by Mr. Cifu directly. Melissa B. Lautenberg, Mr. Cifu's wife, and Dr. Mitchel A. Lautenberg, Ms. Lautenberg's brother, share dispositive control and voting control over the shares held by the Cifu Family Trust. Mr. Cifu may be deemed to beneficially own the shares held by the Cifu Family Trust by virtue of his relationship with Ms. Lautenberg.

(10)
Includes Virtu Financial Units and corresponding shares of Class C common stock held by Virtu Employee Holdco on behalf of such person that have vested or will vest within the next 60 days.

(11)
Includes stock options or restricted stock units that have vested or will vest within the next 60 days.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions Policies and Procedures

        Upon the consummation of our initial public offering, we adopted a written Related Person Transaction Policy (the "Policy"), which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with the Policy, our Audit Committee has overall responsibility for implementation of and compliance with the Policy.

        For purposes of the Policy, a "related person transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the Policy) had, has or will have a direct or indirect material interest. A "related person transaction" does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our board of directors or Compensation Committee.

        The Policy requires that notice of a proposed related person transaction be provided to our legal department prior to entering into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting. Under the Policy, our Audit Committee may approve only those related person transactions that are in, or not inconsistent with, our best interests. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the Policy and that is ongoing or is completed, the transaction will be submitted to the Audit Committee so that the Audit Committee may determine whether to ratify, rescind or terminate the related person transaction.

        The Policy also provides that the Audit Committee reviews certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.

Amended and Restated Virtu Financial Limited Liability Company Agreement

        In connection with the reorganization transactions preceding our initial public offering, we, Virtu Financial and each of the Virtu Members (including the Founder Member, Mr. Cifu, certain affiliates of Silver Lake Partners, an affiliate of Temasek and Virtu Employee Holdco) entered into the Amended and Restated Virtu Financial LLC Agreement. One of our former directors, Joseph Osnoss, was affiliated with Silver Lake Partners. Mr. Osnoss submitted his resignation from our board of directors effective April 8, 2016.

        In accordance with the terms of the Amended and Restated Virtu Financial LLC Agreement, we operate our business through Virtu Financial and its subsidiaries. Pursuant to the terms of the Amended and Restated Virtu Financial LLC Agreement, so long as affiliates of Mr. Viola continue to own any Virtu Financial Units, shares of our Class A common stock or securities exchangeable or convertible into shares of our Class A common stock, we will not, without the prior written consent of such holders, engage in any business activity other than the management and ownership of Virtu Financial and its subsidiaries or own any assets other than securities of Virtu Financial and its subsidiaries and/or any cash or other property or assets distributed by or otherwise received from Virtu Financial and its subsidiaries, unless we determine in good faith that such actions or ownership are in the best interest of Virtu Financial. As the sole managing member of Virtu Financial, we have control over all of the affairs and decision-making of Virtu Financial. As such, through our officers and directors, we are responsible for all operational and administrative decisions of Virtu Financial and the day-to-day management of Virtu Financial's business. We will fund any dividends to our stockholders by causing Virtu Financial to make distributions to its equityholders, including the Founder Member, Virtu Employee Holdco, the Employee Trust and us, subject to the limitations imposed by our credit agreement.

        The holders of Virtu Financial Units generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Virtu Financial. Net profits and net losses of Virtu Financial are generally allocated to its members pro rata in accordance with the percentages of their respective ownership of Virtu Financial Units, though certain non-pro rata adjustments are made to reflect tax depreciation, amortization and other allocations. The Amended and Restated Virtu Financial LLC Agreement provides for cash distributions to the holders of Virtu Financial Units for purposes of funding their tax obligations in respect of the taxable income of Virtu Financial that is allocated to them. Generally, these tax distributions are computed based on Virtu Financial's estimate of the net taxable income of Virtu Financial allocable to each holder of Virtu Financial Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the non-deductibility of certain expenses and the character of our income).

        The Amended and Restated Virtu Financial LLC Agreement provides that, except as otherwise determined by us, if at any time we issue a share of our Class A common stock or Class B common stock, other than pursuant to an issuance and distribution to holders of shares of our common stock of rights to purchase our equity securities under a "poison pill" or similar shareholders rights plan or pursuant to an employee benefit plan, the net proceeds received by us with respect to such share, if any, shall be concurrently invested in Virtu Financial (unless such shares were issued by us solely to fund (i) our ongoing operations or pay our expenses or other obligations or (ii) the purchase from a member of Virtu Financial of Virtu Financial Units (in which cash such net proceeds shall instead be transferred to the selling member as consideration for such purchase)) and Virtu Financial shall issue to us one Virtu Financial Unit. Similarly, except as otherwise determined by us, Virtu Financial will not issue any additional Virtu Financial Units to us unless we issue or sell an equal number of shares of our Class A common stock or Class B common stock. Conversely, if at any time any shares of our Class A common stock or Class B common stock are redeemed, repurchased or otherwise acquired, Virtu Financial will redeem, repurchase or otherwise acquire an equal number of Virtu Financial Units held by us, upon the same terms and for the same price per security, as the shares of our Class A common stock or Class B common stock are redeemed, repurchased or otherwise acquired. In addition, Virtu Financial will not effect any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Virtu Financial Units unless it is accompanied by substantively identical subdivision or combination, as applicable, of each class of our common stock, and we will not effect any subdivision or combination of any class of our common stock unless it is accompanied by a substantively identical subdivision or combination, as applicable, of the Virtu Financial Units.

        Pursuant to the terms of the Amended and Restated Virtu Financial LLC Agreement, certain members of management of Virtu Financial, including Messrs. Viola and Cifu, are subject to non-compete and non-solicitation obligations until the third anniversary of the date on which such person ceases to be an officer, director or employee of ours. The employee members of Virtu Employee Holdco are subject to similar restrictions under the limited liability company agreements of Virtu Employee Holdco.

        Subject to certain exceptions, Virtu Financial will indemnify the Virtu Members against all losses or expenses arising from claims or other legal proceedings in which such person (in its capacity as such)

may be involved or become subject to in connection with Virtu Financial's business or affairs or the Amended and Restated Virtu Financial LLC Agreement or any related document.

        Virtu Financial may be dissolved only upon the first to occur of (i) the sale of substantially all of its assets or (ii) as determined by us. Upon dissolution, Virtu Financial will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including creditors who are members or affiliates of members) in satisfaction of all of Virtu Financial's liabilities (whether by payment or by making reasonable provision for payment of such liabilities, including the setting up of any reasonably necessary reserves) and (b) second, to the members in proportion to their vested Virtu Financial Units (after giving effect to any obligations of Virtu Financial to make tax distributions).

Exchange Agreement

        At the closing of our initial public offering, we entered into an Exchange Agreement (the "Exchange Agreement") with Virtu Financial and each of the Virtu Members, pursuant to which they (or certain transferees thereof) have the right to exchange their Virtu Financial Units (along with the corresponding shares of our Class C common stock or Class D common stock, as applicable) for shares of our Class A common stock or Class B common stock, as applicable, on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Upon exchange, each share of our Class C common stock or Class D common stock will be cancelled.

        The Exchange Agreement provides that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to our Class A common stock is proposed by us or our stockholders and approved by our board of directors or is otherwise consented to or approved by our board of directors, the Virtu Members will be permitted to participate in such offer by delivery of a notice of exchange that is effective immediately prior to the consummation of such offer. In the case of any such offer proposed by us, we are obligated to use our reasonable best efforts to enable and permit the Virtu Members to participate in such offer to the same extent or on an economically equivalent basis as the holders of shares of our Class A common stock without discrimination. In addition, we are obligated to use our reasonable best efforts to ensure that the Virtu Members may participate in each such offer without being required to exchange Virtu Financial Units and shares of our Class C common stock or Class D common stock.

        The Exchange Agreement also provides that, in the event of a merger, consolidation or other business combination involving us (unless, following such transaction, all or substantially all of the holders of the voting power of us prior to such transaction continue to hold a majority of the voting power of the surviving entity (or its parent) in substantially the same proportions as immediately prior to such transaction) is approved by our board of directors and consummated in accordance with applicable law, we may require that each of the Virtu Members exchange with us all of such Virtu Member's Virtu Financial Units and shares of our Class C common stock or Class D common stock, as applicable, for aggregate consideration for each Virtu Financial Unit and share of our Class C common stock or Class D common stock, as applicable, that is equivalent to the consideration payable in respect of each share of our Class A common stock in such transaction. Such Virtu Members are not required to participate in such a transaction that is tax-free for our stockholders unless the transaction is also tax-free for such Virtu Members as holders of Virtu Financial Units and shares of our Class C common stock or Class D common stock, as applicable.

Tax Receivable Agreements

        In connection with the reorganization transactions, we acquired equity interests in Virtu Financial from certain affiliates of Silver Lake Partners and Temasek, as a result of a series of transactions (the "Mergers"). In addition, we used a portion of the net proceeds from our initial public offering to purchase Virtu Financial Units and corresponding shares of common stock from certain direct or indirect equityholders of Virtu Financial. These purchases resulted in favorable tax basis adjustments to the assets of Virtu Financial that will be allocated to us and our subsidiaries. Future acquisitions of interests in Virtu Financial are expected to produce favorable tax attributes. In addition, future exchanges by certain direct or indirect equityholders of Virtu Financial of Virtu Financial Units and corresponding shares of Class C common stock or Class D common stock, as the case may be, for shares of our Class A common stock or Class B common stock, respectively, are expected to produce favorable tax attributes. These tax attributes would not be available to us in the absence of those transactions. Both the existing and anticipated tax basis adjustments are expected to reduce the amount of tax that we would otherwise be required to pay in the future.

        We entered into three tax receivable agreements with certain direct or indirect equityholders of Virtu Financial (one with the Founder Member, Virtu Employee Holdco, the Employee Trust, certain management members and other post-initial public offering investors), another with affiliates of Silver Lake Partners and affiliates of Temasek, and the other with other affiliates of Silver Lake Partners that provide for the payment by us to certain direct or indirect equityholders of Virtu Financial (or their transferees of Virtu Financial Units or other assignees) of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize as a result of (i) any increase in tax basis in Virtu Financial's assets resulting from (a) the acquisition of equity interests in Virtu Financial from an affiliate of Silver Lake Partners and an affiliate of Temasek, and another affiliate of Temasek (the "Temasek Member") in the reorganization transactions (which represents the unamortized portion of the increase in tax basis in Virtu Financial's assets resulting from a prior acquisition of interests in Virtu Financial by an affiliate of Silver Lake Partners and Temasek, and the Temasek Member, (b) the purchases of Virtu Financial Units (along with the corresponding shares of our Class C common stock or Class D common stock, as applicable) from certain of certain direct or indirect equityholders of Virtu Financial using a portion of the net proceeds from our initial public offering or in any future offering, (c) exchanges by certain direct or indirect equityholders of Virtu Financial of Virtu Financial Units (together with the corresponding shares of our Class C common stock or Class D common stock, as applicable) for shares of our Class A common stock or Class B common stock, as applicable, or (d) payments under the tax receivable agreements, (ii) any net operating losses available to us as a result of the Mergers and (iii) tax benefits related to imputed interest deemed arising as a result of payments made under the tax receivable agreements.

        The actual increase in tax basis, as well as the amount and timing of any payments under these agreements, varies depending upon a number of factors, including the timing of exchanges by certain direct or indirect equityholders of Virtu Financial, the price of our Class A common stock at the time of the exchange, the extent to which such exchanges are taxable, the amount and timing of the taxable income we generate in the future and the tax rate then applicable and the portion of our payments under the tax receivable agreements constituting imputed interest.

        The payments we are required to make under the tax receivable agreements could be substantial. We expect that, as a result of the amount of the increases in the tax basis of the tangible and intangible assets of Virtu Financial, assuming no material changes in the relevant tax law and that we earn sufficient taxable income to realize in full the potential tax benefit described above, future payments to certain direct or indirect equityholders of Virtu Financial are expected to aggregate to approximately $236.4 million, ranging from approximately $0.3 million to $21.2 million per year over the next 15 years. Such payments will occur only after we have filed our U.S. federal and state income tax returns and realized the cash tax savings from the favorable tax attributes. Future payments under the tax receivable agreements in respect of subsequent exchanges would be in addition to these amounts and are expected to be substantial. The payments under the tax receivable agreements are not conditioned upon the certain direct or indirect equityholders of Virtu Financial's continued ownership of us.

        In addition, although we are not aware of any issue that would cause the IRS to challenge the tax basis increases or other benefits arising under the tax receivable agreements, certain direct or indirect equityholders of Virtu Financial (or their transferees or other assignees) will not reimburse us for any payments previously made if such tax basis increases or other tax benefits are subsequently disallowed, except that any excess payments made to certain direct or indirect equityholders of Virtu Financial will be netted against future payments otherwise to be made under the tax receivable agreements, if any, after our determination of such excess. As a result, in such circumstances we could make payments to certain direct or indirect equityholders of Virtu Financial under the tax receivable agreements that are greater than our actual cash tax savings and may not be able to recoup those payments, which could negatively impact our liquidity.

        In addition, the tax receivable agreements provide that, upon certain mergers, asset sales or other forms of business combination or certain other changes of control, our or our successor's obligations with respect to tax benefits would be based on certain assumptions, including that we or our successor would have sufficient taxable income to fully utilize the benefits arising from the increased tax deductions and tax basis and other benefits covered by the tax receivable agreements. As a result, upon a change of control, we could be required to make payments under a tax receivable agreement that are greater than or less than the specified percentage of our actual cash tax savings, which could negatively impact our liquidity.

        In addition, the tax receivable agreements provide that in the case of a change in control of the Company, certain direct or indirect equityholders of Virtu Financial have the option to terminate the applicable tax receivable agreement, and we will be required to make a payment to such electing party in an amount equal to the present value of future payments (calculated using a discount rate equal to the lesser of 6.5% or LIBOR plus 100 basis points, which may differ from our, or a potential acquirer's, then-current cost of capital) under the tax receivable agreement, which payment would be based on certain assumptions, including those relating to our future taxable income. In these situations, our obligations under the tax receivable agreements could have a substantial negative impact on our, or a potential acquirer's, liquidity and could have the effect of delaying, deferring, modifying or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. These provisions of the tax receivable agreements may result in situations where certain direct or indirect equityholders of Virtu Financial have interests that differ from or are in addition to those of our other shareholders. In addition, we could be required to make payments under the tax receivable agreements that are substantial and in excess of our, or a potential acquirer's, actual cash savings in income tax.

        Finally, because we are a holding company with no operations of our own, our ability to make payments under the tax receivable agreements is dependent on the ability of our subsidiaries to make distributions to us. Our credit agreement restricts the ability of our subsidiaries to make distributions to us, which could affect our ability to make payments under the tax receivable agreements. To the extent that we are unable to make payments under the tax receivable agreements for any reason, such payments will be deferred and will accrue interest until paid.

        We did not make any payments under the tax receivable agreements during the year ended December 31, 2016.

Indemnification Agreements

        We entered into an indemnification agreement with each of our executive officers and directors that provides, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.

Agreements Entered into in Connection with the Proposed Acquisition of KCG Holdings, Inc.

        On April 20, 2017, the Company entered into an Agreement and Plan of Merger to acquire KCG Holdings, Inc. (the "Proposed Acquisition").

  Temasek Investment Agreement

        In connection with financing the Proposed Acquisition, on April 20, 2017, the Company entered into an investment agreement (the "Temasek Investment Agreement") with Aranda Investments Pte. Ltd. (an affiliate of Temasek) ("Aranda") pursuant to which the Company will issue to Aranda 8,012,821 shares of Class A common stock at a purchase price of $15.60 per share (the "Temasek Investment").

        The Temasek Investment Agreement provides that for so long as Aranda and its affiliates beneficially own at least 25% of its shares of Class A common stock held as of the closing of the Temasek Investment, Aranda is entitled to nominate one representative to serve as an observer on the Company's board of directors.

        The Temasek Investment Agreement contains customary representations and warranties by the Company and Aranda, and the Company and Aranda have agreed to indemnify their counterparty for losses resulting from a breach of any representations, warranties or covenants by the other party. The Company has also agreed to indemnify Aranda and certain of its affiliates for losses to the extent (i) such parties are party to a claim as a result of their direct or indirect ownership of the shares of Class A common stock acquired in connection with the Temasek Investment and (ii) such claim is based on the Company's or its subsidiaries' (i) failure or alleged failure to comply with any Law (as defined in the Temasek Investment Agreement) or (ii) ownership or the operation of its assets and properties or the operation or conduct of its business.

        The Temasek Investment is contingent upon the closing of the Proposed Acquisition and is subject to other customary closing conditions, including receipt of required regulatory approvals, and the execution and delivery of certain other documents.

        The Class A common stock was offered and will be sold in a private placement exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, and may not be offered or sold absent registration or an applicable exemption from registration. The information contained in this proxy statement shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Company securities in any state where such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

  Stockholders Agreement

        In connection with financing the Proposed Acquisition, on April 20, 2017, the Company has entered into an investment agreement (the "NIH Investment Agreement") with North Island Holdings I, LP ("NIH"), who does not currently beneficially own any securities of the Company. Pursuant to the NIH Investment Agreement, the Company will issue to NIH 40,064,103 shares of the Class A common stock at a purchase price of $15.60 per share (the "NIH Investment") and NIH will be provided with certain board nomination rights determined based on the percentage of Class A common stock beneficially owned by NIH as of the closing of the NIH Investment.

        In connection with entering into the Temasek Investment Agreement and NIH Investment Agreement, on April 20, 2017, the Company entered into a Stockholders Agreement (the "Stockholders Agreement") with the Founder Member, Temasek, Havelock Fund Investments Pte Ltd. (an affiliate of Temasek) ("Havelock" and, together with Aranda, the "Temasek Entities") and NIH. The Stockholders Agreement will not take effect until the closing of the Proposed Acquisition.

        Under the Stockholders Agreement, the Founder Member has agreed to take all necessary action, including voting all of its shares of capital stock of the Company or providing written consent to cause the election of the directors nominated by NIH pursuant to the NIH Investment Agreement and in accordance with the terms of the Stockholders Agreement. To the extent the Founder Member transfers any of its shares to an affiliated transferee, that transferee would also be bound by the terms of the Stockholders Agreement. The Founder Member's obligations pursuant to NIH's director nomination right will automatically terminate upon the termination of NIH's right to appoint directors pursuant to the NIH Investment Agreement.

        The Stockholders Agreement also grants the Temasek Entities and NIH with tag-along rights, subject to customary exceptions, in connection with a transfer of shares by the Founder Member that are subject to cutback provisions on a pro rata basis (in each case calculated based on a fully exchanged and converted to Class A common stock basis).

  Amended and Restated Registration Rights Agreement

        On April 15, 2015, prior to the consummation of the Company's initial public offering, the Company entered into a Registration Rights Agreement (the "Existing Registration Rights Agreement") with the Founder Member, Havelock and certain direct or indirect or equityholders of the Company that granted the parties certain demand and registration rights. In connection with Temasek Investment and the NIH Investment, on April 20, 2017, the Company and the parties thereto executed the Amended and Restated Registration Rights Agreement (the "Amended and Restated Registration Rights Agreement") to add NIH and Temasek as parties and provide them with similar registration rights as Havelock. The Amended and Restated Registration Rights Agreement will not take effect until the closing of the Proposed Acquisition. If the closing of the Proposed Acquisition does not occur, the Existing Registration Rights Agreement will remain in full force and effect.

        Subject to several exceptions, including certain specified underwriter cutbacks and the Company's right to defer a demand registration under certain circumstances, the Founder Member, the Temasek Entities and NIH may require that the Company register for public resale under the Securities Act all common stock of the Company constituting registrable securities that they request be registered at any time so long as the securities requested to be registered in each registration statement have an aggregate estimated market value of least $50 million. Under the Amended and Restated Registration Rights Agreement, the Company is not obligated to effectuate more than seven demand registrations for the Founder Member, more than four demand registrations for NIH or more than three demand registrations for the Temasek Entities. The Founder Member, the Temasek Entities and NIH also have the right to require the Company to register the sale of the registrable securities held by them on Form S-3, subject to offering size and other restrictions. In addition, the Company is required to file a shelf registration statement for the registrable securities, and cause such shelf registration statement to become effective within one year after the earlier of the closing of the Temasek Investment and the NIH Investment.

        If the Founder Member, the Temasek Entities or NIH make a request for registration, the non-requesting parties to the Amended and Restated Registration Rights Agreement are entitled to piggyback registration rights in connection with the request. If such request is for an underwritten offering, the piggyback registration rights are subject to underwriter cutback provisions. In addition, the parties to the Amended and Restated Registration Rights Agreement are entitled to piggyback registration rights with respect to any registration initiated by the Company or another stockholder, and if any such registration is in the form of an underwritten offering, such piggyback registration rights are subject to underwriter cutback provisions.

        Pursuant to the Amended and Restated Registration Rights Agreement, NIH will have no registration rights until after the first anniversary of the closing of the NIH Investment and during such period NIH shall be deemed to be an Excluded Party (as defined in the Amended and Restated Registration Rights Agreement) in connection with certain cutback provisions (unless the Founder Member exercises its registration rights under the Amended and Restated Registration Rights Agreement, in which case NIH will have the right to exercise its registration rights).

        In connection with the registrations described above, the Company will indemnify any selling stockholders and the Company will bear all fees, costs and expenses (except underwriting commissions and discounts and fees and expenses of the selling stockholders and their internal and similar costs (other than the fees and expense of a single law firm representing the selling stockholders)).

Other Transactions

        In the ordinary course of business, we purchase and lease computer equipment and maintenance and support from affiliates of Dell Inc. ("Dell"). Silver Lake Partners and its affiliates have a significant ownership interest in Dell. During the year ended December 31, 2016, we paid $2.7 million to Dell for these purchases and leases. Similarly, in the ordinary course of business, we purchase market data and related services from Interactive Data Pricing and Reference Data, Inc ("Interactive Data") and SunGard Securities Finance LLC ("SunGard"). Silver Lake Partners and its affiliates have a significant ownership interest in Interactive Data and SunGard. During the year ended December 31, 2016, we paid $0.4 million to Interactive Data for these purchases. During the year ended December 31, 2016, we paid $0.2 million to Sungard for these purchases.

        In the ordinary course of business, we purchase telecommunications and Internet services from Level 3 Communications, Inc. ("Level 3 Communications"). Temasek and its affiliates have a significant ownership interest in Level 3 Communications. During the year ended December 31, 2016, we paid $2.4 million to Level 3 Communications for these purchases.

        In the ordinary course of business, the Company purchases telecommunications services from Singapore Telecommunications Limited ("Singtel"). Temasek and its affiliates have a significant ownership interest in Singtel. During the year ended December 31, 2016, the Company paid $0.2 million to Singtel for these purchases.

        Additionally, in 2015, we entered into a sublease arrangement with an affiliate of our founder for officer space no longer used for our business. During the year ended December 31, 2016, we received $0.2 million in consideration for the sublease.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities (collectively, the "Reporting Persons"), to file with the SEC initial reports of stock ownership and reports of changes in ownership of common stock and other equity securities of the Company. All Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to fiscal 2016, except that (i) a Form 4 for Virtu Employee Holdco reporting the disposition of 110,849 shares of Class C common stock and corresponding Virtu Financial Units was filed late on July 3, 2016, (ii) a Form 4 for Virtu Employee Holdco reporting the disposition of 1,778,834 shares of Class C common stock and corresponding Virtu Financial Units was filed late on February 16, 2017, (iii) a Form 4 for the Founder Member reporting the acquisition of 28,273 shares of Class A common stock was filed late on March 24, 2017 and (iv) a Form 4 for the Founder Member reporting the acquisition of 151,128 shares of Class A common stock was filed late on April 7, 2017, in each case due to an administrative oversight.

 ADDITIONAL INFORMATION

List of Stockholders of Record

        In accordance with Delaware law, a list of the names of our stockholders of record entitled to vote at the Annual Meeting will be available for 10 days prior to the Annual Meeting for any purpose germane to the meeting, between the hours of 8:30 a.m. and 4:30 p.m. local time at our principal executive offices at 900 Third Avenue, 29th Floor, New York, New York 10022. This list will also be available at the Annual Meeting.

Submission of Stockholder Proposals at Next Year's Annual Meeting

        To be considered for inclusion in next year's proxy statement and form of proxy, stockholder proposals for the 2018 Annual Meeting of Stockholders must be received at our principal executive offices no later than the close of business on January 19, 2018, unless the date of the 2018 Annual Meeting of Stockholders is more than 30 days before or after June 30, 2018, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

        For any proposal or director nomination that is not submitted for inclusion in next year's proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2018 Annual Meeting of Stockholders, stockholders are advised to review our by-laws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year's annual meeting of stockholders. Accordingly, any such stockholder proposal or director nomination must be received between March 2, 2018 and the close of business on April 1, 2018 for the 2018 Annual Meeting of Stockholders. In the event that the 2018 Annual Meeting of Stockholders is convened more than 30 days prior to or delayed by more than 60 days after May 31, 2018, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the 2018 Annual Meeting of Stockholders and no later than the later of (1) the 90th day prior to the 2018 Annual Meeting of stockholders and (2) the tenth day following the day on which we notify stockholders of the date of the 2018 Annual Meeting of Stockholders, either by mail or other public disclosure.

        All proposals should be sent to our principal executive offices at Virtu Financial, Inc., 900 Third Avenue, 29th Floor, New York, New York 10022, Attn: Secretary.

        We advise you to review our bylaws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent bylaw provisions are available on request to the Secretary at the address set forth above.

Consideration of Stockholder-Recommended Director Nominees

        Our Nominating and Corporate Governance Committee will consider director nominee recommendations submitted by our stockholders. Stockholders who wish to recommend a director nominee must submit their suggestions in the manner set forth in our bylaws as described above to our principal executive offices at Virtu Financial, Inc., 900 Third Avenue, 29th Floor, New York, New York 10022, Attn: Secretary.

        As required by our bylaws, stockholders should include the name, biographical information and other relevant information relating to the recommended director nominee, including, among other things, information that would be required to be included in the proxy statement filed in accordance with applicable rules under the Exchange Act and the written consent of the director nominee to be named as a nominee and to serve as a director if elected, among other requirements set forth in our bylaws. Evaluation of any such recommendations is the responsibility of the Nominating and Corporate

Governance Committee. In the event of any stockholder recommendations, the Nominating and Corporate Governance Committee will evaluate the persons recommended in the same manner as other candidates.

Stockholder Communications with the Board of Directors

        Any stockholder or other interested party may contact our board of directors as a group, our non-employee directors as a group, or any individual director by sending written correspondence to the following address: Virtu Financial, Inc., 900 Third Avenue, 29th Floor, New York, New York 10022, Attn: Secretary.

APPENDIX A

Virtu Financial, Inc. Amended and Restated 2015 Management Incentive Plan

        1.    Purpose and History.    The Virtu Financial, Inc. Amended and Restated 2015 Management Incentive Plan (the "Plan") is intended to help Virtu Financial, Inc., a Delaware corporation (including any successor thereto, the "Company") and its Affiliates (i) attract and retain key personnel by providing them the opportunity to acquire an equity interest in the Company or other incentive compensation measured by reference to the value of Common Stock and (ii) align the interests of key personnel with those of the Company's shareholders. The Virtu Financial, Inc. 2015 Management Incentive Plan was originally adopted by the Board on April 3, 2015.

        2.    Effective Date; Duration.    The Plan shall be effective as of [            ], 2017 (the "Effective Date"). The expiration date of the Plan, on and after which date no Awards may be granted, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

        3.    Definitions.    The following definitions shall apply throughout the Plan.

        (a)   "Affiliate" means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

        (b)   "Award" means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award and/or Performance Compensation Award granted under the Plan.

        (c)   "Beneficial Ownership" has the meaning set forth in Rule 13d-3 promulgated under Section 13 of the Exchange Act.

        (d)   "Board" means the Board of Directors of the Company.

        (e)   "Cause" means, in the case of a particular Award, unless the applicable Award agreement states otherwise, the Company or an Affiliate having "cause" to terminate the Participant's employment or service, (i) as such term is defined in any employment, consulting, change-in-control, severance or any other agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment, consulting, change-in-control, severance or other agreement (or the absence of any definition of "cause" or term of similar import therein), due to the Participant's (A) willful misconduct or gross neglect of his duties; (B) having engaged in conduct harmful (whether financially, reputationally or otherwise) to the Company or an Affiliate; (C) failure or refusal to perform his duties; (D) conviction of, or guilty or no contest plea to, a felony or any crime involving dishonesty or moral turpitude; (E) willful violation of the written policies of the Company or an Affiliate; (F) misappropriation or misuse of Company or Affiliate funds or property or other act of personal dishonesty in connection with his employment; or (G) willful breach of fiduciary duty. The determination of whether Cause exists shall be made by the Committee in its sole discretion.

        (f)    "Change in Control" shall, in the case of a particular Award, unless the applicable Award agreement (or any employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate) states otherwise, be deemed to occur upon any of the following events:

            (i)  the acquisition by any Person of Beneficial Ownership of 30% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock, including Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (including, but not limited, to the exercise of any rights to exchange non-voting common interest units of Virtu Financial LLC and paired shares of Class C common stock or Class D common stock for shares of Class A Common Stock or Class B common stock, and any rights to exchange or convert Class B common stock for Class A Common Stock); or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors (the "Outstanding Company Voting Securities"); but excluding any acquisition by the Company or any of its Affiliates, or by Vincent Viola, his Permitted Transferees or any of their respective Affiliates or by any employee benefit plan sponsored or maintained by the Company or any of its Affiliates;

           (ii)  a change in the composition of the Board such that members of the Board during any consecutive 12-month period (the "Incumbent Directors") cease to constitute a majority of the Board. Any person becoming a director through election or nomination for election approved by a valid vote of at least two-thirds of the Incumbent Directors shall be deemed an Incumbent Director; provided, however, that no individual becoming a director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

          (iii)  the approval by the shareholders of the Company of a plan of complete dissolution or liquidation of the Company; or

          (iv)  the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a "Business Combination"), or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an Affiliate of the Company (a "Sale"), unless immediately following such Business Combination or Sale: (A) more than 50% of the total voting power of the entity resulting from such Business Combination or the entity that acquired all or substantially all of the business or assets of the Company in such Sale (in either case, the "Surviving Company"), or the ultimate parent entity that has Beneficial Ownership of sufficient voting power to elect a majority of the board of directors (or analogous governing body) of the Surviving Company (the "Parent Company"), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination or Sale (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination or Sale, (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination or Sale were Board members at the time of the

  Board's approval of the execution of the initial agreement providing for such Business Combination or Sale.

        (g)   "Class A Common Stock" means the Class A common stock of the Company, par value $0.00001 per share (and any stock or other securities into which such common shares may be converted or into which it may be exchanged).

        (h)   "Class B Common Stock" means the Class B common stock of the Company, par value $0.00001 per share.

        (i)    "Class C Common Stock" means the Class C common stock of the Company, par value $0.00001 per share.

        (j)    "Class D Common Stock" means the Class D common stock of the Company, par value $0.00001 per share.

        (k)   "Code" means the U.S. Internal Revenue Code of 1986, as amended, and any successor thereto. References to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successors thereto.

        (l)    "Committee" means the Compensation Committee of the Board or subcommittee thereof if required with respect to actions taken to obtain the exception for performance-based compensation under Section 162(m) of the Code or to comply with Rule 16b-3 promulgated under the Exchange Act in respect of Awards or, if no such Compensation Committee or subcommittee thereof exists, the Board.

        (m)  "Common Stock" means collectively or individually the Class A Common Stock.

        (n)   "Disability" means cause for termination of the Participant's employment or service due to a determination that the Participant is disabled in accordance with a long-term disability insurance program maintained by the Company or a determination by the U.S. Social Security Administration that the Participant is totally disabled.

        (o)   "Eligible Person" means any (i) individual employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person; (ii) director or officer of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employee, director, officer, consultant or advisor who has accepted an offer of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he begins employment with or providing services to the Company or its Affiliates.

        (p)   "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and any successor thereto. References to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successors thereto.

        (q)   "Fair Market Value" means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on such exchange on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; or (ii) if the Common Stock is not listed on any national securities exchange, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

        (r)   "Incentive Stock Option" means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

        (s)   "NASDAQ" means The Nasdaq Global Market.

        (t)    "Nonqualified Stock Option" means an Option which is not designated by the Committee as an Incentive Stock Option.

        (u)   "Option" means an Award granted under Section 7 of the Plan.

        (v)   "Performance Compensation Award" means an Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

        (w)  "Performance Criteria" shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

        (x)   "Performance Formula" shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

        (y)   "Performance Goals" shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

        (z)   "Performance Period" shall mean the one or more periods of time as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining the Participant's right to, and the payment of, a Performance Compensation Award.

        (aa) "Person" has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company.

        (bb) "Restricted Stock" means an Award of Common Stock, subject to certain specified restrictions, granted under Section 9 of the Plan.

        (cc) "Restricted Stock Unit" means an Award of an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain specified restrictions, granted under Section 9 of the Plan.

        (dd) "Securities Act" means the U.S. Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

        (ee) "Stock Appreciation Right" or "SAR" means an Award granted under Section 8 of the Plan.

        4.    Administration.

        (a)   The Committee shall administer the Plan, and shall have the sole and plenary authority to: (i) designate Participants; (ii) determine the type, size, and terms and conditions of Awards to be granted; (iii) determine the method by which an Award may be settled, exercised, canceled, forfeited, or suspended; (iv) determine the circumstances under which the delivery of cash, property or other amounts payable with respect to an Award may be deferred either automatically or at the Participant's or Committee's election; (v) interpret and administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any Award granted under, the Plan; (vi) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (vii) accelerate the vesting, delivery or exercisability of, payment for or lapse of restrictions on, or waive any condition in respect of, Awards; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan or to comply with any applicable law, including Section 162(m) of the Code. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if applicable and if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, or any exception or exemption under the rules of NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, as applicable, it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be (i) a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act and (ii) an "outside director" within the meaning of Section 162(m) of the Code and/or (iii) an "independent director" under the rules of NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted ("Eligible Director"). However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted or action taken by the Committee that is otherwise validly granted or taken under the Plan.

        (b)   The Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person(s) selected by it, except for grants of Awards to persons (i) who are non-employee members of the Board or otherwise are subject to Section 16 of the Exchange Act or (ii) who are or may reasonably be expected to be "covered employees" for purposes of Section 162(m) of the Code. Any such allocation or delegation may be revoked by the Committee at any time.

        (c)   As further set forth in Section 15(f) of the Plan, the Committee shall have the authority to amend the Plan and Awards to the extent necessary to permit participation in the Plan by Eligible Persons who are located outside of the United States on terms and conditions comparable to those afforded to Eligible Persons located within the United States; provided, however, that no such action shall be taken without shareholder approval if such approval is required by applicable law or regulation.

        (d)   Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions regarding the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder of the Company.

        (e)   No member of the Board, the Committee or any employee or agent of the Company (each such person, an "Indemnifiable Person") shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys' fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be involved as a party, witness or otherwise by reason of any action taken or omitted to be taken or determination made under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company's approval (not to be unreasonably withheld), in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of recognized standing of the Company's choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person's fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company's Certificate of Incorporation or By-laws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company's Certificate of Incorporation or By-laws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

        (f)    The Board may at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

        5.    Grant of Awards; Shares Subject to the Plan; Limitations.

        (a)   The Committee may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and/or Performance Compensation Awards to one or more Eligible Persons.

        (b)   Subject to Section 12 of the Plan and subsection (e) below, the following limitations apply to the grant of Awards: (i) no more than 16,000,000 shares of Class A Common Stock may be delivered in the aggregate pursuant to Awards granted under the Plan; (ii) no more than 1,000,000 shares of Class A Common Stock may be subject to grants of Options or SARs under the Plan to any single Participant during any 12-month period; provided, however, that the limitation set forth in this clause (ii) shall not apply to the initial grant of Options to Vincent Viola in connection with the Company's initial public offering; (iii) no more than 16,000,000 shares of Class A Common Stock may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) no more than 1,000,000 shares of Class A Common Stock may be delivered in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan to any Participant for a single Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year), or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of 1,000,000 shares of Class A Common Stock on the last day of the Performance Period to which such Award relates; (v) the maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single year in the event a Performance Period extends beyond a single year) pursuant to a Performance Compensation Award denominated in cash described in Section 11(a) of the Plan shall be $10,000,000; and (vi) the maximum amount (based on the Fair Market Value of shares of Common Stock on the date of grant as determined in accordance with applicable financial accounting rules) of Awards that may be granted in any single fiscal year to any non-employee director shall be $300,000; provided, that the foregoing limitation shall not apply in respect of any Restricted Stock Units issued to a non-employee director in lieu of payment of cash director compensation or board or committee fees or in respect of any one-time initial equity grant upon a non-employee director's appointment to the Board.

        (c)   Shares of Common Stock shall be deemed to have been used in settlement of Awards whether or not they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash; provided, however, that if shares of Common Stock issued upon exercise, vesting or settlement of an Award, or shares of Common Stock owned by the Participant are surrendered or tendered to the

Company in payment of the Exercise Price or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award agreement, such surrendered or tendered shares shall again become available for other Awards; provided, further, that in no event shall such shares increase the number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options. If and to the extent all or any portion of an Award expires, terminates or is canceled or forfeited for any reason without the Participant having received any benefit therefrom, the shares covered by such Award or portion thereof shall again become available for other Awards. For purposes of the foregoing sentence, the Participant shall not be deemed to have received any "benefit" (i) in the case of forfeited Restricted Stock by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled by reason of a new Award being granted in substitution therefor.

        (d)   Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

        (e)   The Committee may grant Awards in assumption of, or in substitution for, outstanding awards previously granted by the Company or any Affiliate or an entity directly or indirectly acquired by the Company or with which the Company combines ("Substitute Awards"), and such Substitute Awards shall not be counted against the aggregate number of shares of Common Stock available for Awards; provided, that Substitute Awards issued or intended as "incentive stock options" within the meaning of Section 422 of the Code shall be counted against the aggregate number of Incentive Stock Options available under the Plan.

        6.    Eligibility.    Participation shall be limited to Eligible Persons who have been selected by the Committee and who have entered into an Award agreement with respect to an Award granted to them under the Plan (each such Eligible Person, a "Participant").

        7.    Options.

        (a)    Generally.    Each Option shall be subject to the conditions set forth in the Plan and in the Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the Award agreement expressly states otherwise. Incentive Stock Options shall be granted only subject to and in compliance with Section 422 of the Code, and only to Eligible Persons who are employees of the Company and its Affiliates and who are eligible to receive an Incentive Stock Option under the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

        (b)    Exercise Price.    The exercise price ("Exercise Price") per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share, determined as of the date of grant. Any modification to the Exercise Price of an outstanding Option shall be subject to the prohibition on repricing set forth in Section 14(b).

        (c)    Vesting, Exercise and Expiration.    The Committee shall determine the manner and timing of vesting, exercise and expiration of Options. The period between date of grant and the scheduled expiration date of the Option ("Option Period") shall not exceed ten years, unless the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company's securities trading policy or a Company-imposed "blackout period", in which case the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition (so long as such extension shall not violate Section 409A of the Code). The Committee may accelerate the vesting and/or exercisability of any Option, which acceleration shall not affect any other terms and conditions of such Option.

        (d)    Method of Exercise and Form of Payment.    No shares of Common Stock shall be delivered pursuant to any exercise of an Option until the Participant has made payment in full to the Company of the Exercise Price and an amount equal to any U.S. Federal, state and local income and employment taxes and non-U.S. income and employment taxes, social contributions and any other tax-related items required to be withheld. Options may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third party administrator) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price and all applicable required withholding taxes shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest; or (ii) by such other method as the Committee may permit, including without limitation: (A) in other property having a Fair Market Value on the date of exercise equal to the Exercise Price and all applicable required withholding taxes; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted "cashless exercise" pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price and all applicable required withholding taxes; or (C) by means of a "net exercise" procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and all applicable required withholding taxes. Notwithstanding the foregoing, unless otherwise determined by the Committee, if on the last day of the Option Period, the Fair Market Value exceeds the Exercise Price, the Participant has not exercised the Option, and the Option has not expired, such Option shall be deemed to have been exercised by the Participant on such last day by means of a "net exercise" procedure described above. Any fractional shares of Common Stock shall be settled in cash.

        (e)    Notification upon Disqualifying Disposition of an Incentive Stock Option.    Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the date of grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instruction from such Participant as to the sale of such Common Stock.

        (f)    Compliance with Laws, etc.    Notwithstanding the foregoing, in no event shall the Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation service on which the Common Stock of the Company is listed or quoted.

        (g)    Incentive Stock Option Grants to 10% Shareholders.    Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a subsidiary or a parent of the Company, the Option Period shall not exceed five years from the date of grant of such Option and the Option Price shall be at least 110% of the Fair Market Value (on the date of grant) of the shares subject to the Option.

        (h)    $100,000 Per Year Limitation for Incentive Stock Options.    To the extent the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

        8.    Stock Appreciation Rights (SARs).

        (a)    Generally.    Each SAR shall be subject to the conditions set forth in the Plan and the Award agreement. Any Option granted under the Plan may include a tandem SAR. The Committee also may award SARs independent of any Option.

        (b)    Strike Price.    The strike price ("Strike Price") per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the date of grant); provided, however, that a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option. Any modification to the Strike Price of an outstanding SAR shall be subject to the prohibition on repricing set forth in Section 14(b).

        (c)    Vesting and Expiration.    A SAR granted in tandem with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independently of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the "SAR Period"); provided, however, that notwithstanding any vesting or exercisability dates set by the Committee, the Committee may accelerate the vesting and/or exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to vesting and/or exercisability. If the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company's securities trading policy or a Company-imposed "blackout period", the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition (so long as such extension shall not violate Section 409A of the Code).

        (d)    Method of Exercise.    SARs may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third party administrator) in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

        (e)    Payment.    Upon the exercise of a SAR, the Company shall pay to the holder thereof an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any U.S. Federal, state and local income and employment taxes and non-U.S. income and employment taxes, social contributions and any other tax-related items required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

        9.    Restricted Stock and Restricted Stock Units.

        (a)    Generally.    Each Restricted Stock and Restricted Stock Unit grant shall be subject to the conditions set forth in the Plan and the Award agreement. The Committee shall establish restrictions applicable to such Restricted Stock and Restricted Stock Units, including the period over which the restrictions shall apply (the "Restricted Period"), and the time or times at which Restricted Stock or Restricted Stock Units shall become vested. The Committee may accelerate the vesting and/or the lapse of any or all of the restrictions on the Restricted Stock and Restricted Stock Units, which acceleration shall not affect any other terms and conditions of such Awards. No shares shall be issued at the time an Award of Restricted Stock Units is made, and the Company will not be required to set aside a fund for the payment of any such Award.

        (b)    Stock Certificates; Escrow or Similar Arrangement.    Upon the grant of Restricted Stock, the Committee shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company's directions. The Committee also may cause a stock certificate registered in the name of the Participant to be issued. In such event, the Committee may provide that such certificates shall be held by the Company or in escrow rather than delivered to the Participant pending vesting and release of restrictions, in which case the Committee may require the Participant to execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock. If the Participant shall fail to execute and deliver the escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the Award agreement, the Participant shall have the rights and privileges of a shareholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock.

        (c)    Restrictions; Forfeiture.    Restricted Stock and Restricted Stock Units awarded to the Participant shall be subject to forfeiture until the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, and shall be subject to the restrictions on transferability set forth in the Award agreement. In the event of any forfeiture, all rights of the Participant to such Restricted Stock (or as a shareholder with respect thereto), and/or to such Restricted Stock Units, as applicable, including to any dividends and/or dividend equivalents that may have been accumulated and withheld during the Restricted Period in respect thereof, shall terminate without further action or obligation on the part of the Company. The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award or Restricted Stock Unit Award, such action is appropriate.

        (d)    Delivery of Restricted Stock and Settlement of Restricted Stock Units.

            (i)  Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock and the attainment of any other vesting criteria, the restrictions set forth in the applicable Award agreement shall be of no further force or effect, except as set forth in the Award agreement. If an escrow arrangement is used, upon such expiration the Company shall deliver to the Participant or his beneficiary (via book entry notation or, if applicable, in stock certificate form) the shares of Restricted Stock with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to the Restricted Stock shall be distributed to the Participant in cash or in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share.

           (ii)  Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary (via book entry notation or, if applicable, in stock certificate form), one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired and any other such vesting criteria are attained ("Released Unit"); provided, however, that the Committee may elect to (i) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Released Units or (ii) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units. To the extent provided in an Award agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, if determined by the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, if determined by the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the release of restrictions on such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the holder thereof shall have no right to such dividend equivalent payments.

        (e)    Legends on Restricted Stock.    Each certificate representing Restricted Stock awarded under the Plan, if any, shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Common Stock:

    TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE VIRTU FINANCIAL, INC. AMENDED AND RESTATED 2015 MANAGEMENT INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF          , BETWEEN VIRTU FINANCIAL, INC. AND          . A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF VIRTU FINANCIAL, INC.

        10.    Other Stock-Based Awards.    The Committee may issue unrestricted Common Stock, rights to receive future grants of Awards, or other Awards denominated in Common Stock (including performance shares or performance units), or Awards that provide for cash payments based in whole or in part on the value or future value of shares of Common Stock under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time determine ("Other Stock-Based Awards"). Each Other Stock-Based Award shall be evidenced by an Award agreement which may include conditions including without limitation the payment by the Participant of the Fair Market Value of such shares of Common Stock on the date of grant.

        11.    Performance Compensation Awards.

        (a)    Generally.    The Committee shall have the authority, at or before the time of grant of any Award described in Sections 7 through 10 of the Plan, to designate such Award as a Performance Compensation Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code. In addition, the Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as "performance based compensation" under Section 162(m). Notwithstanding the foregoing, (i) any Award to a Participant who is a "covered employee" within the meaning of Section 162(m) for a fiscal year that satisfies the requirements of this Section 11 may be treated as a Performance Compensation Award in the absence of any such Committee designation and (ii) if the Company determines that a Participant who has been granted an Award designated as a Performance Compensation Award is not

(or is no longer) a "covered employee" within the meaning of Section 162(m), the terms and conditions of such Award may be modified without regard to any restrictions or limitations set forth in this Section 11 (but subject otherwise to the provisions of Section 14 of the Plan).

        (b)    Discretion of Committee with Respect to Performance Compensation Awards.    The Committee may select the length of a Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) and the Performance Formula. Within the first 90 days of a Performance Period (or the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing (which may be in the form of minutes of a meeting of the Committee).

        (c)    Performance Criteria.    The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, units, or any combination of the foregoing) and shall be limited to the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, gross revenue or gross revenue growth, invested capital, equity or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), which may but are not required to be measured on a per-share basis; (viii) earnings before or after taxes, interest, depreciation, and amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) objective measures of customer satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other "value creation" metrics; (xvii) enterprise value; (xviii) stockholder return; (xix) client retention; (xx) competitive market metrics; (xxi) employee retention; (xxii) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxiii) system-wide revenues; (xxiv) cost of capital, debt leverage year-end cash position or book value; (xxv) strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; or (xxvi) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or a percentage of a prior period's Performance Criteria, or used on an absolute, relative or adjusted basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a group of comparator companies, or a published or special index that the Committee deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting, delivery and exercisability of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

        (d)    Modification of Performance Goal(s).    The Committee may alter Performance Criteria without obtaining shareholder approval if applicable tax and/or securities laws so permit. The Committee may modify the calculation of a Performance Goal during the first 90 days of a Performance Period (or within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter if the change would not cause any Performance Compensation Award to fail to qualify as "performance-based compensation" under Section 162(m), to reflect any of the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company's fiscal year.

        (e)    Payment of Performance Compensation Awards.

            (i)  Condition to Receipt of Payment.    Unless otherwise provided in the applicable Award agreement or any employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate, the Participant must be employed by or rendering services for the Company or an Affiliate on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

           (ii)  Limitation.    Unless otherwise provided in the applicable Award agreement, or any employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate, the Participant shall be eligible to receive payment or delivery, as applicable, in respect of a Performance Compensation Award only to the extent the Committee determines that: (A) the Performance Goals for such period are achieved, as determined by the Committee; and (B) all or some of the portion of such Participant's Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals, as determined by the Committee; provided, however, that if so provided by the Committee in its sole discretion, in the event of (x) the termination of the Participant's employment or service by the Company other than for Cause (and other than due to death or Disability), in each case within 12 months following a Change in Control, or (y) the termination of a Participant's employment or service due to the Participant's death or Disability, the Participant shall receive payment in respect of a Performance Compensation Award based on (1) actual performance through the date of termination as determined by the Committee, or (2) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee (but not to the extent that application of this clause (2) would cause Section 162(m) of the Code to result in the loss of the deduction of the compensation payable in respect of such Performance Compensation Award for any Participant reasonably expected to be a "covered employee" within the meaning of Section 162(m) of the Code), in each case prorated based on the time elapsed from the date of grant to the date of termination of employment or service.

          (iii)  Certification.    Following the completion of a Performance Period, the Committee shall review and certify in writing (which may be in the form of minutes of a meeting of the Committee) whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing (which may be in the form of minutes of a meeting of the Committee) that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant's Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply discretion to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code. Unless otherwise provided in the applicable Award agreement, the Committee shall not have the discretion to (A) provide payment or delivery in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.

        (f)    Timing of Award Payments.    Unless otherwise provided in the applicable Award agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date. Unless otherwise provided in an Award agreement, any Performance Compensation Award that is deferred and is otherwise payable in shares of Common Stock shall be credited (during the period between the date as of which the Award is deferred and the payment date) with dividend equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 9(d)(ii)).

        12.    Changes in Capital Structure and Similar Events.    In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation service, accounting principles or law, such that in any case an adjustment is determined by the Committee to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following: (i) adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria, Performance Formula and Performance Goals); (ii) providing for a substitution or assumption of Awards (or awards of an acquiring company), accelerating the delivery, vesting and/or exercisability of, lapse of restrictions and/or other conditions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and (iii) cancelling any one or more outstanding Awards (or awards of an acquiring company) and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other shareholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect any "equity restructuring" (within the meaning of the Financial Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)). Except as otherwise determined by the Committee, any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 promulgated under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

        13.    Effect of Change in Control.    Except to the extent otherwise provided in an Award agreement, or any applicable employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate, in the event of a Change in Control, notwithstanding any provision of the Plan to the contrary:

        (a)   In the event the Participant's employment with the Company or an Affiliate is terminated by the Company or Affiliate without Cause (and other than due to death or Disability) on or within 12 months following a Change in Control, the Committee may provide that all Options and SARs held by such Participant shall become immediately exercisable with respect to 100% of the shares subject to such Options and SARs, and that the Restricted Period (and any other conditions) shall expire immediately with respect to 100% of the shares of Restricted Stock and Restricted Stock Units and any other Awards held by such Participant (including a waiver of any applicable Performance Goals); provided, that in the event the vesting or exercisability of any Award would otherwise be subject to the achievement of performance conditions, the portion of such Award that shall become fully vested and immediately exercisable shall be based on the assumed achievement of target performance as determined by the Committee and prorated for the number of days elapsed from the grant date of such Award through the date of termination.

        (b)   In addition, the Committee may upon at least ten (10) days' advance notice to the affected persons, cancel any outstanding Award and pay to the holders thereof, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. Notwithstanding the above, the Committee shall exercise such discretion over any Award subject to Code Section 409A at the time such Award is granted.

        To the extent practicable, the provisions of this Section 13 shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to the Common Stock subject to their Awards.

        14.    Amendments and Termination.

        (a)    Amendment and Termination of the Plan.    The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation service on which the shares of Common Stock may be listed or quoted, for changes in GAAP to new accounting standards, or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary, unless the Committee determines that such amendment, alteration, suspension, discontinuance or termination either is required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 14(b) without shareholder approval.

        (b)    Amendment of Award Agreements.    The Committee may, to the extent not inconsistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively (including after the Participant's termination of employment or service with the Company); provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant unless the Committee determines that such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination either is required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation; provided, further, that except as otherwise permitted under Section 12 of the Plan, if (i) the Committee reduces the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee cancels any outstanding Option or SAR and replaces it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash in a manner which would either (A) be reportable on the Company's proxy statement or Form 10-K (if applicable) as Options which have been "repriced" (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any "repricing" for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment) or (iii) the Committee takes any other action which is considered a "repricing" for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, then, in the case of the immediately preceding clauses (i) through (iii), any such action shall not be effective without shareholder approval.

        15.    General.

        (a)    Award Agreements; Other Agreements.    Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. An Award agreement may be in written or electronic form and shall be signed (either in written or electronic form) by the Participant and a duly authorized representative of the Company. The terms of any Award agreement, or any employment, change-in-control, severance or other agreement in effect with the Participant, may have terms or features different from and/or additional to those set forth in the Plan, and, unless expressly provided otherwise in such Award or other agreement, shall control in the event of any conflict with the terms of the Plan.

        (b)    Nontransferability.

            (i)  Each Award shall be exercisable only by the Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

           (ii)  Notwithstanding the foregoing, the Committee may permit Awards (other than Incentive Stock Options) to be transferred by the Participant, without consideration, subject to such rules as the Committee may adopt, to: (A) any person who is a "family member" of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statements promulgated by the Securities and Exchange Commission (collectively, the "Immediate Family Members"); (B) a trust solely for the benefit of the Participant and his Immediate Family Members; (C) a partnership or limited liability company whose only partners or shareholders are the Participant and his Immediate Family Members; or (D) any other transferee as may be approved either (1) by the Board or the Committee, or (2) as provided in the applicable Award agreement; (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a "Permitted Transferee"); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

          (iii)  The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to the Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant's employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the transferred Award, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

        (c)    Dividends and Dividend Equivalents.    The Committee may provide the Participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividends or dividend equivalents shall be payable in respect of outstanding (i) Options or SARs or (ii) unearned Performance Compensation Awards or other unearned Awards subject to performance conditions (other than or in addition to the passage of time); provided, further, that dividend equivalents may be accumulated in respect of unearned Awards and paid as soon as administratively practicable, but no more than 60 days, after such Awards are earned and become payable or distributable (and the right to any such accumulated dividends or dividend equivalents shall be forfeited upon the forfeiture of the Award to which such dividends or dividend equivalents relate).

        (d)    Tax Withholding.

            (i)  The Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right (but not the obligation) and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to the Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes.

           (ii)  Without limiting the generality of clause (i) above, the Committee may permit the Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) payment in cash; (B) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value equal to such withholding liability or (C) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.

        (e)    No Claim to Awards; No Rights to Continued Employment.    No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board.

        (f)    International Participants.    With respect to Participants who reside or work outside of the United States and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code, the Committee may amend the terms of the Plan or appendices thereto, or outstanding Awards, with respect to such Participants, in order to conform such terms with or accommodate the requirements of local laws, procedures or practices or to obtain more favorable tax or other treatment for the Participant, the Company or its Affiliates. Without limiting the generality of this subsection, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability, retirement or other terminations of employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions or payroll taxes, withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.

        (g)    Beneficiary Designation.    The Participant's beneficiary shall be deemed to be his spouse (or domestic partner if such status is recognized by the Company and in such jurisdiction), or if the Participant is otherwise unmarried at the time of death, his estate, except to the extent a different beneficiary is designated in accordance with procedures that may be established by the Committee from time to time for such purpose. Notwithstanding the foregoing, in the absence of a beneficiary validly designated under such Committee-established procedures and/or applicable law who is living (or in existence) at the time of death of a Participant residing or working outside the United States, any required distribution under the Plan shall be made to the executor or administrator of the estate of the Participant, or to such other individual as may be prescribed by applicable law.

        (h)    Termination of Employment or Service.    Except as otherwise provided in an Award agreement, or any employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate, unless determined otherwise by the Committee: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National guard unit) nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if the Participant's employment with the Company or its Affiliates terminates, but such Participant continues to provide services with the Company or its Affiliates in a non-employee capacity (including as a Non-Employee Director) (or vice versa), such change in status shall not be considered a termination of employment or service with the Company or an Affiliate for purposes of the Plan.

        (i)    No Rights as a Shareholder.    Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to that person.

        (j)    Government and Other Regulations.

            (i)  Nothing in the Plan shall be deemed to authorize the Committee or Board or any members thereof to take any action contrary to applicable law or regulation, or rules of NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted.

           (ii)  The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to and in compliance with the terms of an available exemption. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the U.S. Federal securities laws, or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any securities exchange or inter-dealer quotation service upon which such shares or other securities of the Company are then listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company's instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

          (iii)  The Committee may cancel an Award or any portion thereof if it determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company's acquisition of shares of Common Stock from the public markets, the Company's issuance of Common Stock to the Participant, the Participant's acquisition of Common Stock from the Company and/or the Participant's sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, unless prevented by applicable laws, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

        (k)    No Section 83(b) Elections Without Consent of Company.    No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If the Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

        (l)    Payments to Persons Other Than Participants.    If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative or a beneficiary designation form has been filed with the Company) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

        (m)    Nonexclusivity of the Plan.    Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

        (n)    No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and the Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company.

        (o)    Reliance on Reports.    Each member of the Committee and each member of the Board (and their respective designees) shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent registered public accounting firm of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

        (p)    Relationship to Other Benefits.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

        (q)    Purchase for Investment.    Whether or not the Options and shares covered by the Plan have been registered under the Securities Act, each person exercising an Option under the Plan or acquiring shares under the Plan, may be required by the Company to give a representation in writing that such person is acquiring such shares for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Company will endorse any necessary legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant upon the exercise of any Option granted under the Plan.

        (r)    Governing Law.    The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

        (s)    Severability.    If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

        (t)    Obligations Binding on Successors.    The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company.

        (u)    409A of the Code.

            (i)  It is intended that the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan or any other plan maintained by the Company, including any taxes and penalties under Section 409A of the Code, and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant or any beneficiary harmless from any or all of such taxes or penalties. With respect to any Award that is considered "deferred compensation" subject to Section 409A of the Code, references in the Plan to "termination of employment" (and substantially similar phrases) shall mean "separation from service" within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.

           (ii)  Notwithstanding anything in the Plan to the contrary, if the Participant is a "specified employee" within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments or deliveries in respect of any Awards that are "deferred compensation" subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant's "separation from service" within the meaning of Section 409A of the Code or, if earlier, the Participant's date of death. All such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

          (iii)  In the event that the timing of payments in respect of any Award that would otherwise be considered "deferred compensation" subject to Section 409A of the Code would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of "Disability" pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

        (v)    Clawback/Forfeiture.    Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Committee may cancel such Award if the Participant, without the consent of the Company, has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate while employed by or providing services to the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, or violates a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement with the Company or any Affiliate, as determined by the Committee. The Committee may also provide in an Award agreement that in such event, the Participant will forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of such Award, the sale or other transfer of such Award, or the sale of shares of Common Stock acquired in respect of such Award, and must promptly repay such amounts to the Company. The Committee may also provide in an Award agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee, then the Participant shall be required to promptly repay any such excess amount to the Company. To the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Award agreements).

        (w)    No Representations or Covenants With Respect to Tax Qualification.    Although the Company may endeavor to (i) qualify an Award for favorable U.S. or non-U.S. tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

        (x)    Code Section 162(m) Re-approval.    If the Company becomes subject to the provisions of Section 162(m) of the Code, the Committee may, for purposes of exempting certain Awards granted after such time from the deduction limitations of Section 162(m) of the Code, submit the provisions of the Plan regarding Performance Compensation Awards for re-approval by the shareholders of the

Company (i) prior to the first shareholder meeting at which directors are to be elected that occurs in calendar year 2019, or such earlier time as required under applicable Treasury Regulations, and (ii) thereafter not later than every five years in accordance with applicable Treasury Regulations. Nothing in this subsection, however, shall affect the validity of Awards granted after such time if such shareholder approval has not been obtained.

        (y)    Expenses; Gender; Titles and Headings.    The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

*    *    *

As adopted by the Board of Directors of the Company on May [    ], 2017.

As approved by the shareholders of the Company on [      ], 2017.

aNNUal meeTiNG of sTocKholdeRs of viRTU fiNaNcial, June 30, 2017 iNc. iNTeRNeT - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TelePhoNe - Call toll-free 1-800-PRoXies (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 P.M. ESTthe day before the meeting. mail - Sign, date and mail your proxy card in the envelope provided as soon as possible. iNPeRsoN - You may vote your shares in person by attending the Annual Meeting. Go GReeN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20230300000000001000 3 063017 Management and Incentive Plan. card. Your Internet or telephone vote authorizes the named proxies to vote the shares in that changes to the registered name(s) on the account may not be submitted Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. The BoaRd of diRecToRs RecommeNds a voTe "foR" The elecTioN of each of The NomiNees lisTed iN PRoPosal 1 aNd "foR" PRoPosals 2 aNd 3. Please siGN, daTe aNd ReTURN PRomPTlY iN The eNclosed eNveloPe. Please maRK YoUR voTe iN BlUe oR BlacK iNK as shoWN heRe x 1. To elect two directors NomiNees: FOR ALL NOMINEESO Douglas A. Cifu O John F. (Jack) Sandner WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ended December 31, 2017. 3. The approval of the Virtu Financial, Inc. Amended and Restated 2015 The board of directors recommends that you vote FOR the election of each of the nominees listed in Proposal 1, FOR Proposal 2, the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ended December 31, 2017 and FORProposal 3, the approval of the Virtu Financial, Inc. Amended and Restated 2015 Management and Incentive Plan. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof. If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy the same manner as if you marked, signed and returned your proxy card. MARK“X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note via this method. Signature of Stockholder Date: Signature of StockholderDate: NoTice of iNTeRNeT availaBiliTY of PRoXY maTeRials: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/20043/ comPaNY NUmBeR accoUNT NUmBeR PRoXY voTiNG iNsTRUcTioNs

- 0 VIRTU FINANCIAL, INC. aNNUal meeTiNG of sTocKholdeRs – JUNe 30, 2017 This proxy is solicited by the board of directors for use at the virtu financial, inc. annual meeting of stockholders on June 30, 2017, or any postponement(s) or adjournment(s) thereof. The undersigned, having read the Notice of Annual Meeting of Stockholders and Proxy Statement, dated May 19, 2017, receipt of which is acknowledged hereby, does hereby appoint Douglas A. Cifu and Joseph Molluso the attorneys and proxies of the undersigned, each with full power of substitution and revocation, for and in the name of the undersigned, to vote and act at the Virtu Financial, Inc. Annual Meeting of Stockholders to be held on the 29th floor of Virtu Financial, Inc., 900 Third Avenue, New York, NY 10022-0100, on June 30, 2017 at 9:00 A.M. EST, and at any postponement(s) or adjournment(s) thereof, with respect to all of the shares of common stock of the undersigned, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all of the powers which the undersigned would possess if personally present and acting as set forth on the reverse. These proxies are authorized to vote and act in their discretion upon any other business that may properly come before the Annual Meeting of Stockholders or any postponement(s) or adjournment(s) thereof. All capitalized terms used in this proxy shall have the same meanings assigned to them in the Proxy Statement, dated May 19, 2017. This proxy when properly executed and returned in a timely manner, will be voted in the manner directed on the reverse side. if no direction is made, this proxy will be voted as the board of directors recommends to the extent permitted by delaware law. (continued and to be signed on the reverse side.) 14475 1.1